Exhibit 10.10

Execution Version

PURCHASE AND SALE AGREEMENT

1.	Agreement to Sell and Purchase	1

2.	Purchase Price; Method of Payment	2

3.	Earnest Money	3

4.	Access and Inspection; Examination by Buyer	6

5.	Title and Survey	9

6.	Approval of Construction Plans	13

7.	Entitlement and Construction Milestones	14

8.	Construction Reporting and Monitoring	17

9.	Conditions to Closing	19

10.	Closing	21

11.	Prorations and Adjustments to Purchase Price	22

12.	Proceedings at Closing	24

13.	Costs of Closing	27

14.	Disclaimer of Warranties	27

15.	Possession at Closing	29

16.	Conduct Prior to Closing	29

17.	Representations and Warranties	32

18.	Remedies	41

19.	Damage or Destruction	42

20.	Condemnation	43

21.	Ownership of Information; Confidentiality Obligation	43

22.	Broker and Commission	45

23.	Survival	45

24.	Seller’s Tax Deferred Exchange	46

25.	General Provisions	46

Exhibits

A.	Legal Description of the Land
B.	Personalty
C-1.	Leases
C-2.	Contracts

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D.	Construction Plans
E.	Escrow Instructions
F.	Due Diligence Materials
G.	Entitlements
H-1.	Close-Out Materials
H-2.	Punch List Close-Out Materials
I.	Project Schedule
J.	Form of Memorandum of Agreement
K.	Form of Limited Warranty Deed
L.	Form of Assignment
M.	Form of Seller’s Affidavit
N.	Form of FIRPTA
O.	Form of Seller’s Certificate
P.	Form of Notice to Tenants

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 10th day of June, 2022 (the “Effective Date”), by and between OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited liability company (“Seller”), and SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“Buyer”), and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement between Seller, Buyer and CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.

W I T N E S S E T H:

For and in consideration of the Earnest Money (as defined below) paid by Buyer to Escrow Agent, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Sell and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, the following (collectively, the “Property”):

(a) Those certain lots, tracts or parcels of real estate located at 4833 Old Louisville Road, Garden City, Georgia 31408, 4835 Old Louisville Road, Garden City, Georgia 31408 and US Highway 80 W, Garden City, Georgia 31408, as is more particularly described on Exhibit “A” attached hereto (collectively, the “Land”);

(b) All buildings, structures and other improvements now or hereafter located on the Land, including, without limitation, the Project (as defined below), and all fixtures owned by Seller which are attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements, excluding any such fixtures owned by tenants thereon (collectively, the “Improvements”);

(c) Any goods, equipment, machinery, apparatus, fittings, furniture, furnishings and other personal property owned by Seller and located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, if any, scheduled and identified on Exhibit “B” attached hereto, on an as-is, where-is basis with all faults, and without any representation or warranty whatsoever (collectively, the “Personalty”);

(d) To the extent assignable, all of the right, title and interest of Seller in, to and under all guaranties, warranties and agreements from all contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the Improvements, or any component thereof, if any, including, without limitation, any warranties covering any other part of the Improvements (the “Warranties”); provided, however, such Warranties will be assigned in accordance with Section 12(a) below;

(e) All of the right, title and interest of Seller as “lessor” or “landlord” in, to and under all leases and other agreements, if any, scheduled and identified on Exhibit “C-1” attached hereto, or executed and entered into by Seller between the Effective Date and the Closing Date in accordance with the terms and provisions of this Agreement (individually or collectively as the context requires, the “Leases”) which are in force and effect on and as of the Closing Date; and

(f) All of the right, title and interest of Seller in, to and under those service, supply, repair, maintenance, management and other agreements providing for the management, repair, maintenance and/or operation of the Property, if any, scheduled and identified on Exhibit “C-2” attached hereto (collectively, the “Contracts”), which Buyer elects to assume in accordance with Section 4(g) below.

For purposes of this Agreement, the “Project” shall mean the “Landlord’s Work” (as defined in Section 2.1 of the Barsan Lease (as defined on Exhibit “C-1” attached hereto and made a part hereof) and set forth on Exhibit H to the Barsan Lease), which includes the construction of an approximately 136,240 square foot building and paving, lighting and fencing of a parking area to be constructed by Seller prior to Closing (as defined below) on the Land in accordance with the plans and specifications described on Exhibit “D” attached hereto (as may be revised, modified and/or replaced in accordance with this Agreement, the “Construction Plans”, and together with the Entitlements (as defined below), as may be revised, modified and/or replaced in accordance with this Agreement, collectively, the “Plans and Specifications”).

2. Purchase Price; Method of Payment.

(a) The purchase price for the Property (the “Purchase Price”) shall be an amount equal to SEVENTY THREE MILLION TWO HUNDRED TWENTY TWO THOUSAND TWO HUNDRED AND TWENTY TWO AND NO/100 DOLLARS ($73,222,222.00); provided, that in the event that Barsan (as defined on Exhibit “C-1” attached hereto and made a part hereof), elects to amortize all or a portion of any Excess TI Construction Costs (as defined in the Barsan Lease) pursuant to Section 2.3 of the Barsan Lease and such election is made prior to the Closing Date , then the Purchase Price shall be increased in an amount equal to such Excess TI Construction Costs (not to exceed $1,150,000 in the aggregate) that Barsan elects to amortize over the initial term of the Barsan Lease (which amount, for the avoidance of doubt, shall not include any interest thereon that may be payable by Barsan pursuant to the terms of the Barsan Lease). The Purchase Price, after crediting the Earnest Money and subject to the foregoing adjustment and prorations and adjustments hereinafter described, shall be paid by Buyer to Seller on the Closing Date in cash or by a confirmed wire transfer of immediately available funds through the Federal Reserve System to an account designated by Seller.

(b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer be obligated to advance additional funds in consideration of, or otherwise share in the cost of, any increases in costs related to the construction or development of the Project in excess of the Purchase Price.

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3. Earnest Money.

(a) Within two (2) business days of the Effective Date, Buyer shall deliver to the Escrow Agent the sum of THREE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,900,000.00) (such sum, together with all interest actually earned thereon during the term of this Agreement, the “Initial Earnest Money Deposit”).

(b) Within two (2) business days of the Construction Commencement Date (as defined below), Buyer shall deliver to Escrow Agent the additional sum of ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100,000.00) (such sum, together with all interest actually earned thereon during the term of this Agreement, the “Second Earnest Money Deposit”).

(c) From and after the Construction Commencement Date, Seller shall deliver to Buyer monthly status reports in accordance with Section 8(b) and Installment Notices (as defined below). Buyer shall approve or disapprove each Installment Notice within ten (10) business days following receipt thereof; provided, that, if Buyer does not respond to an Installment Notice within such period, then Buyer shall be deemed to have approved such Installment Notice. Within two (2) business days after Buyer’s approval of each Installment Notice, Buyer shall deliver to Escrow Agent an amount equal to the Progress Deposit Amount (as defined below) set forth in the applicable Installment Notice until such time as Buyer has deposited a total aggregate amount of deposits pursuant to this Section 3(c) in an amount equal to ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000.00) (such deposits, together with all interest actually earned thereon during the term of this Agreement, collectively, the “Third Earnest Money Deposit”).

(d) Intentionally omitted.

(e) The total sum of the Initial Earnest Money Deposit, and thereafter as and when deposited, the Second Earnest Money Deposit and the Third Earnest Money Deposit, are collectively referred to herein as and shall constitute the “Earnest Money”. On the Closing Date, the Earnest Money shall be applied as partial payment of the Purchase Price.

(f) If Buyer shall fail to deliver any Earnest Money to Escrow Agent on or before the dates herein required, then Seller may elect (in Seller’s sole and absolute discretion) to terminate this Agreement by written notice to Buyer, in which event, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), the Earnest Money shall be distributed in accordance with Section 18(a) of this Agreement and this Agreement shall become null and void. All deposits by Buyer required pursuant to this Section 3 shall be in the form of a confirmed wire transfer of funds through the Federal Reserve System to an account designated by Escrow Agent and no such deposit shall be deemed timely received unless actually received by the Escrow Agent on the date therefor set forth in this Section 3.

(g) Throughout the term of this Agreement, Escrow Agent shall hold the Earnest Money in an interest-bearing account and disburse the Earnest Money in accordance with the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth on Exhibit “E” attached hereto. Escrow Agent shall invest the Earnest

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Money with a national bank whose depositors are insured by the Federal Deposit Insurance Corporation or other financial institutions with branches located in Atlanta, Georgia as are reasonably acceptable to Buyer. If this Agreement is terminated for any reason other than a Material Default (as defined below), including, without limitation, the failure of a closing condition (for which Buyer is entitled to a return of the Earnest Money pursuant to this Agreement) or any default by Seller hereunder, then the Earnest Money shall be immediately returned to Buyer. Without limiting the generality of the foregoing, if Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Earnest Money to such party, then Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice; provided, however, that in no event shall Seller have the right to dispute or object to such notice prior to the Due Diligence Date. If the other party does not object to the delivery of the Earnest Money as set forth in the notice within five (5) business days after receipt of the copy of the notice, then Escrow Agent shall, and is hereby authorized to, deliver the Earnest Money to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Earnest Money. The return of Earnest Money as set forth above shall not affect the right of either party to seek such legal or equitable remedies afforded to such party pursuant to Section 18 this Agreement. The obligations under this Section 3 shall survive termination of this Agreement.

For purposes of this Agreement, the “Construction Commencement Date” shall mean the date on which the Seller commences any physical site work, grading and/or utility work on the Property in accordance with the Plans and Specifications following the execution of the construction contracts for the Project and issuance of the notice to proceed to the Design Builder (as defined below). For the avoidance of doubt, the Construction Commencement Date shall not be deemed to have occurred: (i) until the land disturbance permits have been obtained by Seller, (ii) until all agreements and activities required by each of the applicable local jurisdictions in order to commence construction (including, without limitation, any pre-construction meetings, maintenance agreements, installation of erosion control, site inspections and posting of necessary permits by the local inspector) have been completed, and (iii) in the event a pre-demolition asbestos survey is required prior to demolition in the jurisdiction in which the Property is located, then (x) until Seller shall have provided Buyer with a “clean” pre-demolition asbestos survey of the building materials on the Property from a licensed surveyor (the “Asbestos Survey”), or (y) in the event that any remediation or abatement is required with respect to any asbestos, then until Buyer shall have received a report prepared by a licensed remediation contractor that confirms that any such remediation and/or abatement is complete.

For purposes of this Agreement, an “Installment Notice” shall mean each notice received by Buyer from Seller during the monthly status calls between Buyer, Seller and the Construction Team from and after the Construction Commencement Date until the Substantial Completion Date (as defined below), which shall (i) set forth the percentage of the construction of the Project completed as of the date of such notice (or for the time period for which such Installment Notice relates), (ii) include a draw certificate from the Design Builder evidencing the percentage of the construction budget incurred (or to be incurred) as of the date of such notice (or for the time period for which such Installment Notice relates) (the “Completion Percentage”), provided that Seller may redact the actual dollar amounts from each Installment Notice, and (iii) attach the full pay applications from the Design Builder (which may be redacted to remove actual dollar

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amounts provided that the percentage of incurred costs is provided) in the form of an AIA G-702 or reasonable equivalent, together with photographs of work in progress, and a certification by Seller of the Progress Deposit Amount.

For purposes of this Agreement, the “Progress Deposit Amount” shall be an amount equal to the product of the Completion Percentage multiplied by $1,900,000.00. For purposes of calculating the Progress Deposit Amount, the Completion Percentage shall be deemed to include all retainage. By way of example, if fifty percent (50%) of the construction of the Project is complete and Seller has paid forty-five (45%) of the construction budget out and held five percent (5%) as retainage, then the Progress Deposit Amount (at such time) shall be an amount equal to $950,000.00 minus all prior Progress Deposit Amounts previously deposited by Buyer so that the total aggregate amount of all Progress Deposit Amounts deposited by Buyer at such time equals $950,000.00 (being 50% of $1,900,000.00). Notwithstanding the foregoing, Buyer shall, within two (2) business days of the Substantial Completion Date and upon receipt of written request therefor, deliver to Escrow Agent any remaining portion of the Third Earnest Money Deposit that has not been delivered to Escrow Agent by Buyer as of the Substantial Completion Date.

For purposes of this Agreement, the “Punch-List Items” shall mean the list of punch-list items provided by Seller, and prepared by the Design Builder or any other architect, consultant, engineer, civil engineer or other advisor engaged by Seller, of the items of work required to be completed in order to achieve Final Completion (which list, for the avoidance of doubt, shall be generated pursuant to Section 7(c)(ii) below). For the avoidance of doubt, the Punch-List Items shall only include items that do not adversely affect the use or occupancy of the Property in any material respect and do not exceed an aggregate of $150,000.00 (excluding all retainage). At Closing, the parties shall enter into a post-closing escrow agreement in a form reasonably agreed to by Buyer and Seller (the “Post-Closing Escrow Agreement”), pursuant to which, among other things, (1) Buyer shall grant Seller the right to enter onto the Property in order to complete, or cause the Design Builder to complete, the Punch-List Items and achieve Final Completion at Seller’s sole cost and expense (subject to customary access provisions and indemnities) and (2) Seller shall deposit with Escrow Agent an amount equal to the sum of (y) one hundred twenty-five percent (125%) of the cost to complete the Punch-List Items as reasonably estimated by Seller and agreed to by Buyer and (z) One Million Dollars ($1,000,000) (the “Escrow Funds”). Within three (3) business days of the Final Completion Date, Escrow Agent shall disburse the Escrow Funds to Seller and Design Builder, as applicable, to pay for the completion of the Punch-List Items pursuant to and in accordance with the Post-Closing Escrow Agreement. The Post-Closing Escrow Agreement shall provide for the completion of the Punch-List Items in accordance with the Plans and Specifications and the removal all materials, debris and construction equipment placed on the Property in connection with the completion of the Punch- List Items to the reasonable satisfaction of Buyer, which activities shall be completed no later than three (3) months following the Closing Date (the “Outside Punch List Date”). The Outside Punch List Date (i) shall be extended by Force Majeure for an additional period not to exceed four (4) months, so long as Seller is diligently pursuing the completion of the Punch-List Items, or otherwise for any Buyer Delay, as applicable, (ii) shall be extended day-for-day as a result of any change orders requested by Barsan pursuant to the Barsan Lease so long as Buyer approves of same pursuant to the terms and provisions of Section 16 hereof, and/or (iii) may otherwise be extended by Buyer in its reasonable discretion). In the event Seller fails to complete the Punch-

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List Items prior to the expiration of the Outside Punch List Date, Buyer’s remedy with respect thereto shall be to exercise self-help to complete the Punch-List Items, in which case the full amount of any Escrow Funds shall be released to Buyer within two (2) business days. The provisions of this paragraph shall survive Closing until the release of the Escrow Funds in accordance with the terms of the Post-Closing Escrow Agreement.

For purposes of this Agreement, “Substantial Completion” shall mean that (i) the Project has been constructed in accordance with the Plans and Specifications (including the satisfaction of any conditions required pursuant to the Entitlements that are reasonably capable of being satisfied at such time) except for completion of the Punch-List Items; (ii) the Project shall be fully-functional except for completion of the Punch-List Items and all required utilities for the normal operation of the Property are available and connected; (iii) all Entitlements for the construction of the Property have been issued; (iv) a temporary certificate of occupancy (or its equivalent) has been issued with respect to the Property by the appropriate governmental authority; (v) legal and physical access to public roads and utilities from the Property shall have been made available; (vi) Seller has delivered to Buyer a letter from the Design Builder that the Project has been substantially completed in accordance with the Plans and Specifications (the “Certificate of Substantial Completion”), (vii) all existing water wells, septic tanks and systems, above ground storage tanks and USTs (as defined below) shall have been closed and/or removed, as applicable, in accordance with all Environmental Laws and any applicable laws, codes, statues and regulations, (viii) Seller has delivered to Buyer all Close-Out Materials (as defined below) and (ix) Buyer shall have approved the foregoing items in accordance with the terms and provisions of Section 7(c) hereof. For purposes of this Agreement, the “Close-Out Materials” shall mean all items set forth on Exhibit “H-1” attached hereto and made a part hereof.

4. Access and Inspection; Examination by Buyer.

(a) From the Effective Date through and including the Closing Date, Buyer and Buyer’s employees, agents, representatives, contractors, engineers, directors, officers, members, managers, investors, lenders, prospective lenders, civil engineers and consultants (collectively, the “Buyer’s Agents”) shall have a temporary, non-exclusive, revocable license to enter upon the Property upon no less than 24 hours’ prior notice and request to Seller (which notice may be delivered by email to Charles Margiotta and Doug Campbell at charles.margiotta@inlightre.com and doug.campbell@inlightre.com, respectively), for the purposes of inspecting the physical condition of the Property, conducting non-intrusive physical and environmental inspections of the Property, conducting surveys, mechanical and structural engineering studies, conducting ongoing construction monitoring by a third-party provider and any other investigations, examinations, tests and inspections as Buyer may reasonably require to assess the condition of the Property (collectively, the “Inspections”). Seller shall use commercially reasonable efforts to cooperate with any reasonable request of Buyer to provide any books, records or other non-proprietary documentation for review with respect to the Property, including, but not limited to, land acquisition agreements and related documentation, working drawings, plans and specifications, easement agreements, construction contracts (excluding any budgets, schedules of values or similar cost information applicable thereto), construction schedules, maintenance and association agreements, land use entitlement documentation and communications, surveys, engineers’ and environmental reports, insurance

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policies, service contracts and real estate tax receipts during Seller’s period of ownership of the Property, in each case, to the extent in Seller’s possession or reasonable control. Buyer shall not (i) contact or otherwise communicate with any person using, occupying or providing services at the Property (except for Seller and Seller’s property manager); or (ii) contact or communicate with any public, governmental or quasi-governmental official pertaining to the Property or the transaction contemplated by this Agreement, without the Seller’s express prior written consent and without a representative of Seller present; provided that the foregoing shall not require Buyer to give Seller prior notice or an opportunity to participate with respect to (x) the Planning and Zoning Resource Company (“PZR”) or another similar zoning consultant requesting a customary zoning letter or making other similar customary contact with a public, governmental or quasi-governmental authority on behalf of Buyer with respect to the Property or (y) inquiries by Buyer or any of Buyer’s Agents to any public, governmental or quasi-governmental authority with respect to the legal right to develop the Property; or (iii) to the extent that any tenant is occupying the Property in accordance with the terms of its respective Lease, not unreasonably interfere with the use of the Property by any tenant. If Buyer desires access to any space occupied by a tenant at the Property, then Seller shall use commercially reasonable efforts to arrange such entry, but access to any such space shall be subject to and limited by the terms of the applicable Lease. Any such access shall be limited to normal business hours (9:00AM to 6:00PM Monday through Friday, excluding federal holidays) and Buyer shall cooperate with any reasonable request by Seller in connection with the timing of any such access. No on-site Inspections shall occur without a representative of Seller being present unless such requirement is waived by Seller. Buyer agrees that (1) any activities by or on behalf of Buyer, including, without limitation, the Inspections, the entry by Buyer or any of Buyer’s Agents onto the Property or the other activities of Buyer or any of Buyer’s Agents with respect to the Property (collectively, “Buyer’s Activities”) shall not damage the Property in any manner whatsoever (except to a de minimis extent), (2) in the event the Property is altered or disturbed in any manner in connection with any Buyer’s Activities, Buyer shall, at Buyer’s sole cost and expense, repair and restore the Property to the condition existing prior to Buyer’s Activities as soon as reasonably practicable, and (3) Buyer shall indemnify, defend and hold Seller and its owners, affiliates, agents, employees and representatives (each, a “Seller Party”) free and harmless from and against any and all claims, liabilities, damages, liens, losses, injury, costs and expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses and court costs) suffered, incurred or sustained by any such indemnified party as a result of any of Buyer’s Activities (collectively, “Losses”); provided, however, that Buyer’s obligations clauses (1)-(3) above shall not apply to any Losses suffered or incurred by any Seller Party by reason of (x) the mere discovery of a pre-existing condition at the Property, unless such condition is exacerbated by Buyer or Buyer’s Agents, or (y) any fraudulent, grossly negligent acts or omission or willful misconduct of any Seller Party. Notwithstanding anything contained herein to the contrary, without first obtaining Seller’s written consent thereto (which consent may be withheld or conditioned in Seller’s sole and absolute discretion), neither Buyer nor any of Buyer’s Agents shall have the right to undertake any intrusive physical investigations or environmental assessments or environmental studies or testing beyond the scope of a standard “Phase I” evaluation. Buyer agrees that, in exercising its rights of access hereunder and conducting the Buyer’s Activities, Buyer will not, and will not permit any of Buyer’s Agents to, interfere or disrupt in any material respect the development of the Property, and to the extent that any tenant is occupying the Property in accordance with the terms of its respective Lease, and

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Buyer will, and will use commercially reasonable efforts to cause all Buyer’s Agents to, comply with all reasonable requests of Seller, on behalf of itself or its tenants, at the Property in conducting any Inspections so as to avoid any interference with or disruptions to the operations, services, management and leasing activities and the rights of Seller or Seller’s tenants at the Property in any material respect. The provisions of this Section 4(a) shall survive any termination of this Agreement for a period of seven (7) months after the Closing Date.

(b) Buyer shall have until the Effective Date (the “Due Diligence Date”) to perform such Inspections as Buyer shall deem necessary or desirable to determine whether the Property is suitable and satisfactory to Buyer. In the event Buyer shall determine that the Property is not suitable and satisfactory to Buyer, Buyer shall have the right to terminate this Agreement by giving written notice to Seller on or before the Due Diligence Date. In the event Buyer timely delivers the notice required by the immediately preceding sentence to Seller, then Escrow Agent shall immediately return the Earnest Money to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void. If Buyer does not terminate this Agreement in accordance with this Section 4(b) on or before the Due Diligence Date, Buyer shall have no further right to terminate this Agreement pursuant to this Section 4(b), and except as otherwise set forth in Sections 5(a), 5(b), 5(c), 6(a), 7(a), 9(a), 17(a), 18(b), 19, and 20(a) of this Agreement, the Earnest Money shall be fully nonrefundable.

(c) Prior to any entry by Buyer or any of Buyer’s Agents onto the Property, Buyer shall: (i) if Buyer does not then have such a policy in force, obtain or cause to be obtained, a policy or policies of commercial general liability insurance, with a contractual liability endorsement that covers Buyer’s indemnity obligations set forth in this Agreement, issued by an insurer permitted to do business in Georgia, insuring all of Buyer’s Activities, with limits of no less than $2,000,000.00 in the aggregate and $1,000,000.00 for bodily injury or death in any one accident, and not less than $1,000,000.00 for property damage and such limits may be met through a combination of primary and excess/umbrella coverage; and (ii) deliver to Seller a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that Seller has been named as an additional insured thereunder with respect to any Buyer’s Activities (such Certificate of Insurance shall be delivered to Seller at the address for notices set forth below). Such insurance shall be written on an “occurrence form” and shall be maintained in force until the earlier of (x) the termination of this Agreement and the conclusion of all Buyer’s Activities, or (y) Closing.

(d) Buyer acknowledges that Seller has delivered to Buyer the certain items with regard to the Property identified on Exhibit “F” and that Seller may deliver certain other documents and information in Seller’s possession with regard to the Property (collectively, the “Due Diligence Materials”), but in no event later than five (5) business days prior to the Closing Date. Except as set forth in Section 17, the Due Diligence Materials will be provided to Buyer without any representation or warranty of any kind or nature whatsoever and are merely provided to Buyer for Buyer’s informational purposes. Until Closing, Buyer and Buyer’s Agents shall maintain all Due Diligence Materials as confidential information. If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, Buyer shall immediately re-deliver or destroy the Due Diligence Materials, with

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notice of such destruction being sent by Buyer to Seller (subject, in all cases, to any applicable corporate retention policy). The provisions of this Section 4(d) shall survive any termination of this Agreement.

(e) Buyer shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or any of Buyer’s Agents with respect to any inspection or testing of the Property. If any such lien shall at any time be filed, Buyer shall cause the same to be discharged of record within thirty (30) days after notice from Seller thereof or knowledge by Buyer thereof by satisfying the same or, if Buyer in its discretion and good faith determines that such liens should be contested, by obtaining a bond sufficient to cause any such lien to be insured over by Seller’s title insurance company. Failure by Buyer to discharge such lien or obtain such bond within said thirty (30) day period shall be a material breach of this Agreement and shall entitle Seller, at its option and in addition to any other remedy Seller may have at law, in equity or by contract, immediately to declare this Agreement to be terminated. The provisions of this Section 4(e) shall survive any termination of this Agreement.

(f) Upon Seller’s request and only to the extent that Seller reimburses Buyer for the cost thereof, Buyer shall deliver promptly to Seller copies of the written results of any inspections, studies, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or any of Buyer’s Agents in connection with Buyer’s Activities, excluding any drafts, attorney-client privileged communications, internally generated work product or other items deemed confidential by Buyer. Notwithstanding the delivery of such written results, Seller acknowledges that it shall not be entitled to rely upon the same and Buyer makes no representation or warranty with respect to such materials.

(g) Buyer shall have the right to elect to require Seller, at Seller’s sole cost and expense, to terminate any or all of the Contracts on the Closing Date, provided, that, no later than ten (10) business days following Buyer’s receipt of the Substantial Completion notice from Seller, Buyer will advise Seller in writing which Contracts Buyer will assume and which Contracts Buyer requests be terminated at Closing.

5. Title and Survey.

(a) As of the Effective Date, Seller has delivered Seller’s existing title commitments for the Property (collectively, the “Existing Title Commitments”) and Seller’s existing surveys (collectively, the “Existing Surveys”). Buyer may, at its sole cost and expense obtain updates to the Existing Title Commitments (collectively, the “Title Commitments”) and updates to the Existing Surveys (collectively, the “Surveys”). Buyer shall have until the date that is five (5) business days prior to the Due Diligence Date (the “Buyer’s Objection Date”) to give Seller written notice (“Buyer’s Objection Notice”) of any title or survey objections (each, a “Title Objection”). Buyer’s failure to specify in Buyer’s Objection Notice any Title Objection appearing of record as of the date of Buyer’s Objection Notice shall be deemed to be, and shall constitute, a waiver of any such Title Objection, and such Title Objection shall thereafter constitute a Permitted Exception (as defined below) under this Agreement. Seller shall have until the date that is three (3) business days after receipt of Buyer’s Objection Notice (the “Seller’s Response Date”), in which to review Buyer’s Objection Notice and, if Seller elects, in

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which to give Buyer written notice of any Title Objection specified therein which Seller elects to cure. If, on or before Seller’s Response Date, Seller fails to give such written notice to Buyer with respect to any Title Objection specified in Buyer’s Objection Notice, then Seller shall be deemed to have elected not to cure any such Title Objection. If Seller gives Buyer such written notice that Seller does not elect to cure (or is deemed to have elected not to cure) such Title Objection, then Buyer shall have until the Due Diligence Date to (i) terminate this Agreement by written notice to Buyer, in which event, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement) and the Earnest Money shall be immediately returned to Buyer, or (ii) waive such Title Objection and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objection, in which event such unsatisfied Title Objection shall constitute a Permitted Exception under this Agreement. If Buyer does not give such notice, Buyer shall be deemed to have waived such Title Objection. For purposes of this Agreement, “Permitted Exceptions” shall mean and include, collectively, the following: (1) a lien for Taxes (as defined below) not due and payable on or before the Closing Date, (2) zoning ordinances affecting the Property, (3) the rights of parties in possession as tenants only under the Leases (if any), without any right to purchase any portion of the Property or rights of first offer, refusal or similar thereunder, (4) all matters of record as of the Effective Date which are approved, deemed approved or waived by Buyer pursuant to Section 5 hereof, (5) an encroachment agreement with Georgia Power Company giving Seller the right to construct and maintain the Improvements in the power easement area, as shown on the Plans and Specifications, in Georgia Power Company’s required form with such changes as Seller and Buyer mutually approve and agreed to by Georgia Power Company, which encroachment agreement shall be recorded in the records of the Superior Court of Chatham County, Georgia prior to Closing (the “Encroachment Agreement”), (6) a termination of (i) that certain Private Road Maintenance Agreement dated November 24, 2010 and recorded on December 3, 2010 in Book 365-Y, Page 69 of the Superior Court of Chatham County, Georgia, and (ii) that certain 40’ access easement established by plat dated May 26, 2004, and last revised on April 21, 2005, recorded in Plat Record Book 38-P, Page 34 of the Superior Court of Chatham County, Georgia, which termination was recorded in the records of the Superior Court of Chatham County, Georgia on May 17, 2022 in Book 2806, Page 78, (7) the Leases, and (8) any laws, codes, ordinances, rules, regulations or public restrictive covenants applicable to or affecting the Property. For avoidance of doubt, Seller agrees to use commercially reasonable efforts to (i) obtain and record the Encroachment Agreement and (ii) cause Georgia Power Company to agree in the Encroachment Agreement not to construct any utilities within the power easement that would disturb or interfere with the Improvements to be constructed by Seller in accordance with the Plans and Specifications in any material respect; provided, that, so long as Seller adheres to the preceding covenant to use commercially reasonable efforts to obtain and record the Encroachment Agreement, Seller’s failure to obtain and/or record the Encroachment Agreement in the records of the Superior Court of Chatham County, Georgia prior to Closing shall not constitute a default by Seller hereunder; provided further, however, that the recording of the Encroachment Agreement shall be a condition precedent to Buyer’s obligation to purchase the Property at Closing pursuant to Section 9(a).

(b) Buyer may reexamine title and survey matters relating to the Property up to and including the Closing Date and give Seller written notice of any additional title or survey objections (an “Additional Objection Notice”, and together with Buyer’s Objection Notice,

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each an “Objection Notice”) with respect to any new Title Objection appearing of record and on any update to the Title Commitments subsequent to Buyer’s Objection Date (a “New Objection”). Buyer’s failure to object to any such New Objection by providing an Additional Objection Notice within three (3) business days of Buyer’s receipt of such updated Title Commitment (the “Additional Objection Deadline”) shall be deemed to be, and shall constitute, a waiver of any such objection, and such New Objection shall thereafter constitute a Permitted Exception under this Agreement. Seller shall have until the date that is three (3) business days after receipt of any Additional Objection Notice (such date, the “Additional Response Date”) in which to review such Additional Objection Notice and, if Seller elects, in which to give Buyer written notice of any New Objection specified therein which Seller elects to cure. If, on or before the Additional Response Date, Seller fails to give such written notice to Buyer with respect to any New Objection specified in such Additional Objection Notice, then Seller shall be deemed to have elected not to cure any such New Objection. If Seller gives Buyer such written notice that Seller does not elect to cure (or shall not have responded to the Additional Objection Notice in the time period set forth above and is therefore deemed to have elected not to cure) such New Objection, then Buyer shall have until the date that is three (3) business days after Buyer’s receipt of such notice (or deemed notice) (the “Title Deadline”) to (i) terminate this Agreement by written notice to Buyer, in which event, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement) and the Earnest Money shall be immediately returned to Buyer, or (ii) waive such New Objection and proceed to Closing without any abatement or reduction in the Purchase Price on account of such New Objection, in which event such unsatisfied New Objection shall constitute a Permitted Exception under this Agreement. If Buyer does not give such notice on or before the Title Deadline, Buyer shall be deemed to have waived such New Objection. If any notice or response period in this paragraph shall extend to or beyond the scheduled Closing Date, then the Closing shall be adjourned for an additional three (3) business days. In connection with any Title Objections and/or New Objections, as applicable, that Seller has elected to cure, Seller shall have until the Closing Date to satisfy such Title Objections and/or New Objections, as applicable (provided, that Seller may extend the Closing Date for a period of ten (10) days in order to satisfy such Title Objection and/or New Objection; provided further, that Seller shall be afforded up to thirty (30) days to satisfy any Title Objection and/or New Objection that Seller has elected to cure that cannot reasonably be remedied within such ten (10) day period so long as Seller shall have commenced such remedy or cure action within such ten (10) day period and thereafter diligently pursues the same, and the Closing Date may be extended in order to allow Seller such time periods). In the event that Seller shall not have satisfied such Title Objections or New Objections that Seller has elected to cure, as applicable, then Buyer may either (i) terminate this Agreement by written notice to Buyer, in which event, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement) and the Earnest Money shall be immediately returned to Buyer, or (ii) waive such Title Objection and/or New Objection and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objection and/or New Objection, in which event such unsatisfied Title Objection and/or New Objection shall constitute a Permitted Exception under this Agreement.

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(c) If Buyer terminates this Agreement for any reason in accordance with the terms hereof, including, without limitation, termination by Buyer in accordance with this Section 5, then the Earnest Money shall be immediately returned to Buyer, and upon such return all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other, except for those obligations which are specifically provided to survive such termination as provided in this Agreement.

(d) Notwithstanding anything to the contrary contained herein, Seller shall be required to discharge of record (or bond over) on or prior to the Closing any and all deeds of trusts, mortgages, judgments, mechanic’s or materialmen’s liens (or any title exceptions related thereto), tax liens or other monetary liens that secure or evidence a monetary claim (other than any such liens resulting from any act of Buyer, including, without limitation, the Inspections) (collectively, “Mandatory Cure Items”) without the requirement that an Objection Notice be delivered by Buyer to Seller for any such matter; provided that Seller’s failure to cure any such lien that arises as a result of any debt of or claim against a third party unaffiliated with Seller and not arising out of Seller’s acts or willful omissions (including, without limitation, Seller’s failure to pay amounts due and payable by Seller) shall not be a default by Seller under this Agreement, but the discharge (or bonding over) of such lien shall be a condition precedent to Buyer’s obligation to purchase the Property at Closing. For the avoidance of doubt, if Seller notifies Buyer that Seller shall remove any matters set forth in an Objection Notice in accordance with this Section 5, then Seller’s failure to remove any such matters shall be considered a default under this Agreement. If Seller obtains one or more Construction Loans (as defined below) for financing the construction of the Project and secured by a mortgage, deed to secure debt, security deed, or other security instrument encumbering the Property (collectively, a “Construction Mortgage”) or any mezzanine financing obtained in connection with the construction of the Project, then Seller shall pay the Construction Loan and such mezzanine financing, as applicable, in full at the Closing and cause the lender(s) with respect to such Construction Mortgage to provide a payoff letter and/or a duly-executed release of the Property from the Construction Mortgage in recordable form (each, a “Mortgage Release”) to the Title Company to permit the Title Company to insure over such Construction Mortgage at the Closing.

(e) Notwithstanding anything to the contrary contained herein, Buyer’s prior written consent shall not be required and Seller shall be expressly permitted to obtain a construction loan for the Project containing terms and conditions acceptable to Seller (the “Construction Loan”) from a lender, which may be secured by among other things (1) a Construction Mortgage, (2) a collateral assignment of this Agreement, (3) a collateral assignment of the Plans and Specifications, construction documents and other construction or project documents, (4) a pledge or collateral assignment of Seller’s right in and to the Earnest Money pursuant to this Agreement, (5) an assignment of leases and rents, and (6) UCC financing statements, in each case, in a form reasonably acceptable to Buyer. Upon Seller’s written request, Buyer shall reasonably cooperate with Seller and any lender in connection with the Construction Loan, which may include providing an acknowledgement and agreement to a collateral assignment of this Agreement and/or an escrow redirection letter with respect to the Earnest Money and the applicable lender’s rights with respect thereto, and an estoppel certificate with respect to this Agreement, in all cases, pursuant to the terms set forth in this Section 5(e) and in a form reasonably acceptable to Buyer; provided that in no event shall any of the foregoing modify, limit or restrict the rights of Buyer or the obligations of Seller under this Agreement. Buyer hereby acknowledges and agrees that the obligations of Seller hereunder are personal to Seller and shall not be binding on any applicable lender unless such lender expressly assumes such obligations pursuant to any assignment of this Agreement on terms and conditions expressly set forth in such assignment and agreed to by such lender.

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6. Approval of Construction Plans.

(a) Seller shall provide Buyer with copies of draft construction plans for the Project promptly following Seller’s receipt thereof, and Buyer shall provide Seller with its written approval thereof or comments thereto within ten (10) business days of Buyer’s receipt thereof; provided, that, without limiting Buyer’s rights under Section 16, Buyer’s approval shall not be unreasonably withheld so long as the draft construction plans do not reduce the square footage or height of the proposed improvements by more than two percent (2%), reduce the number of dock doors by more than four (4) doors or number of parking spaces at the Property by more than twenty (20) spaces and are not materially inconsistent with the Construction Plans attached hereto as Exhibit “D”. Notwithstanding anything to the contrary contained herein, Seller shall not be obligated to implement any of Buyer’s requested changes to the draft construction plans if such modifications would have the effect of increasing Seller’s construction costs (other than de minimis increases), except in cases in which such Buyer-requested changes may be required by applicable law and/or is necessary in light of any comments from the applicable governmental authority with respect to its review of the Plans and Specifications (including drafts thereof). In the event that Seller and Buyer disagree with respect to any proposed changes, the parties shall jointly engage Hussey Gay Bell Civil Engineers, if a civil engineering issue, or Ware Malcomb, if an architectural issue, to make a final determination as to whether any such change is necessary in light of the preceding sentence. Seller shall use commercially reasonable efforts to accommodate Buyer’s comments to the draft construction plans, subject to the terms hereinbelow; provided, however, that the implementation of any such modifications to the Plans and Specifications shall not be deemed to be a condition to Buyer’s obligations hereunder. Without limiting the generality of the foregoing, except in cases where the draft construction plans are materially inconsistent with the Construction Plans attached hereto as Exhibit “D”, Seller may reasonably object to any of Buyer’s comments, including to the extent that such requests would increase the costs to construct the Project (except to a de minimis extent). If Buyer fails to provide comments to or approve the draft construction plans within such ten (10) business day period, then Buyer shall be deemed to have approved the draft construction plans. If Buyer and Seller are unable to agree on the draft construction plans prior to July 31, 2022, then the Outside Entitlement Date and the Outside Completion Date shall be extended on a day-for-day basis thereafter until the draft construction plans are approved by Buyer, provided that if Buyer and Seller are unable to agree on the draft construction plans prior to July 31, 2022, either party may elect to terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be immediately refunded to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement). Once the draft construction plans are approved by Buyer, such draft construction plans shall be deemed to replace Exhibit “D” attached to this Agreement as of the Effective Date and shall thereafter be deemed to be the Construction Plans for all purposes hereunder.

(b) After the Due Diligence Date, Seller shall neither request nor permit any change to the Plans and Specifications without first obtaining Buyer’s prior written approval therefor; provided, that, Buyer’s approval shall not be required for de minimis field changes. In

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the event that Buyer does not respond to a request for approval from Seller for changes to the Plans and Specifications within five (5) business days after Seller’s request therefor, Buyer shall be deemed to have disapproved such request.

7. Entitlement and Construction Milestones.

(a) Entitlements. Seller shall use commercially reasonable efforts to obtain all entitlements, permits and governmental approvals required for the commencement of site work and construction of the Project, including, without limitation, those items set forth on Exhibit “G” attached hereto (collectively, the “Entitlements”), on or before July 31, 2022, for all Entitlements other than the building permit, and on or before August 30, 2022 for the building permit (which dates shall be extended for Force Majeure pursuant to the terms of this Agreement, individually or collectively as the context requires, the “Outside Entitlement Date”). In the event that the Entitlements have not been obtained by Seller prior to the Outside Entitlement Date, Buyer shall have the right to terminate this Agreement and Escrow Agent shall immediately return the Earnest Money to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement) and this Agreement shall become null and void.

(b) Construction of Project. Seller shall use commercially reasonable efforts to cause the achievement of Substantial Completion on or before May 31, 2023 (as such date may be extended for Force Majeure (as defined below) and Buyer Delays (as defined below) pursuant to the terms of this Agreement, the “Outside Completion Date”) in a manner consistent with the standard of care and diligence applicable to first-rate developers with substantial experience with the development of trailer parking and in compliance with the Plans and Specifications, the terms of this Agreement, the Entitlements, all easements, covenants, restrictions, reciprocal easement agreements, development agreements, construction contracts, subdivision plans or other documents which encumber the Property and all applicable laws, ordinances, rules and regulations, including, without limitation, all Environmental Laws and laws, codes, statutes and regulations regarding the construction of improvements on wetlands (including, without limitation, avoid impacting and/or properly delineating and address wetlands or potential wetlands in compliance with federal and state laws and regulations), the treatment, replacement and/or removal of USTs or above-ground storage tanks and septic systems (the “Performance Standard”). Notwithstanding anything in this Agreement to the contrary, if obtaining the Entitlements, Substantial Completion or Final Completion is prevented, delayed or hindered by (1) an act of God; catastrophe; acts of terrorism; fire, earthquake, floods or explosion, extraordinary adverse weather conditions; war, riot, or sabotage; epidemic or pandemic (including, without limitation, COVID-19) that result in any government-mandated quarantines and closures of government offices; shortages of construction materials, supplies, equipment or construction labor; strikes, lockouts, or action of labor unions that apply to the commercial construction industry generally in the Atlanta MSA; laws hereafter enacted; orders of governmental or civil authorities, government action or inaction where action is required (including administrative delays in obtaining permits); delays due to unforeseen conditions at the Land that could not have reasonably been anticipated based on Seller’s review of the Due Diligence Materials (collectively, “Unforeseen Conditions”); court orders due to reasons outside of Seller’s control; or failure of transportation as a result of any the foregoing

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(collectively, “Force Majeure”); or (2) any breach of this Agreement by Buyer, any failure of Buyer to respond within any time periods specified herein, or any requested changes of Buyer to the Plans and Specifications (other than changes requested by Buyer in connection with any material inconsistencies with Construction Plans) (collectively, a “Buyer Delay”), then Seller shall be entitled to adjourn the Outside Entitlement Date, Substantial Completion Date and Outside Completion Date for as long as the Force Majeure or Buyer Delay, as applicable, exists (not to exceed thirty (30) days in the aggregate for Unforeseen Conditions and one hundred twenty (120) days in the aggregate for any condition constituting Force Majeure, in each case, unless otherwise agreed to by Buyer); provided, however, that none of the foregoing causes shall constitute Force Majeure unless (i) such cause and/or the effects thereof is beyond Seller’s reasonable control, (ii) such event and/or the effects therefrom could not have been prevented or avoided by exercising ordinary care and diligence, (iii) Seller uses commercially reasonable efforts to minimize the effect of any such cause on the construction of the Project and (iv) Seller provides written notice to Buyer as soon as reasonably practical (and in no event more than ten (10) days after the Force Majeure event occurred) setting forth a description of such cause, the expected duration of the delay, the aspects of the Project that are delayed by such cause, and the steps, if any, that Seller is taking to minimize the effect of such cause on the progress of the Project.

For purposes of this Agreement, “Final Completion” shall mean that (i) Substantial Completion shall have been achieved and Seller has completed all Punch-List Items in accordance with the Plans and Specifications to the reasonable satisfaction of Buyer, removed all materials, debris (including, without limitation, any tires, containers, household and/or construction debris that may be located on the Property) and construction equipment placed on the Property in connection with the construction of the Project and provided Buyer notice of the same, (ii) Seller has delivered to Buyer all Punch List Close-Out Materials (as defined below), (iii) a final certificate of occupancy (or its equivalent) has been issued with respect to the Project by the appropriate governmental authority, (iv) the Property shall be in “rent-ready” condition in accordance with the terms of any applicable Lease(s) (including any tenant improvement work under any Leases), (v) all required approvals of any governmental authority in connection with the Punch List Close-Out Materials have been received, and (vi) Buyer shall have approved the foregoing items in accordance with the terms and provisions of Section 7(c) hereof. For purposes of this Agreement, the “Punch List Close-Out Materials” shall include all items set forth on Exhibit “H-2” attached hereto and made a part hereof.

(c) Determination of Substantial Completion, Punch-List Items and Final Completion.

(i) On or prior to the date that is thirty (30) days prior to the date that Seller reasonably believes that Substantial Completion will be achieved, Seller shall deliver notice thereof to Buyer (the “Advance Substantial Completion Notice”), and from time to time after delivery of the Advance Substantial Completion Notice, Seller shall, at Buyer’s request, advise Buyer of the progress of the construction and any revised projection of the date by which Substantial Completion will be achieved. Not less than five (5) business days prior to the date that Seller reasonably believes that Substantial Completion will be achieved, the Design Builder shall furnish Buyer a draft of the Certificate of Substantial Completion together with the other items set forth in the

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definition of Substantial Completion and the Punch-List Items in accordance with Section 7(c)(ii) below. Once Seller reasonably believes that Substantial Completion has been achieved, the Design Builder shall furnish Buyer an executed Certificate of Substantial Completion together with the items set forth in the definition of Substantial Completion. Within twenty (20) days after the receipt by Buyer of the executed Certificate of Substantial Completion, Buyer shall inspect the Project using such civil engineers, engineers or other professionals, agents or designees as Buyer may deem appropriate. Within five (5) business days after such inspection, Buyer shall, by written notice to Seller (each, a “Buyer’s Substantial Completion Notice”), advise Seller as to whether it reasonably believes that Substantial Completion has been achieved, and if Buyer so advises Seller, then Substantial Completion shall be deemed to have occurred as of the date of Buyer’s Substantial Completion Notice (the “Substantial Completion Date”). If Buyer reasonably believes that Substantial Completion has not been achieved, then Buyer’s Substantial Completion Notice shall specify in what respects Substantial Completion has not occurred and Seller shall promptly take all steps necessary to correct the same and proceed diligently until Substantial Completion has been achieved. Within ten (10) days after the receipt by Buyer of a written notice from Seller stating that Seller has completed the necessary work described in any Buyer’s Substantial Completion Notice (a “Follow-Up Notice”), Buyer shall reinspect the Project and, if Buyer determines in good faith that such work has been so completed, Buyer shall so notify Seller in a Buyer’s Substantial Completion Notice and the Substantial Completion Date shall be deemed to be the date of such Buyer’s Substantial Completion Notice. Notwithstanding the foregoing, Buyer’s failure to object to any deviations from the Plans and Specifications shall not be considered a waiver of any rights of Buyer under this Agreement, including, without limitation, the enforcement of the representations and warranties of Seller under this Agreement and the requirements with respect to Substantial Completion, except to the extent that (x) such condition was expressly set forth in an Installment Notice and approved in writing by Buyer, or (y) Buyer had actual knowledge of such deviation, and in the case of either of (x) or (y), Buyer shall be deemed to have accepted such deviation.

(ii) In connection with the delivery of the Advance Substantial Completion Notice, Seller shall provide Buyer with a list of any Punch-List Items. Upon receipt of the Punch-List Items, if any, from Seller, Buyer may provide to Seller any additional items that Buyer reasonably believes are required in order to cause the Project to be constructed in accordance with the Plans and Specifications, including, without limitation, those items that are necessary for Final Completion to be achieved and/or to correct any defective work or omissions, including, without limitation, details or work that are reasonably inferable from the Plans and Specifications and those items required in order to remedy any damage to the Project occurring after Substantial Completion, ordinary wear and tear excepted. Seller agrees to diligently pursue, and shall cause the Design Builder to pursue, the completion of the Punch-List Items.

(iii) At such time as Seller reasonably believes that Final Completion has been achieved, the Design Builder shall furnish to Buyer an executed certification of same, together with the other items set forth in the definition of Final Completion (the “Certificate of Final Completion”). Within twenty (20) days after the receipt by Buyer

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of the executed Certificate of Final Completion, Buyer shall inspect the Project using such civil engineers, engineers or other professionals, agents or designees as Buyer may deem appropriate. Within five (5) business days after such inspection, Buyer shall, by written notice to Seller (a “Buyer’s Final Completion Notice”), advise Seller whether it reasonably believes that Final Completion has been achieved, and if Buyer so advises Seller, then Final Completion shall be deemed to have occurred as of the date of Buyer’s Final Completion Notice (the “Final Completion Date”). If Buyer reasonably believes that Final Completion has not been achieved, then Buyer’s Final Completion Notice shall specify in what respects Final Completion has not occurred and Seller shall promptly take all steps necessary to correct the same and proceed diligently until Final Completion has been achieved. Within ten (10) days after the receipt by Buyer of a written notice from Seller stating that Seller has completed the necessary work described in any Buyer’s Final Completion Notice (a “Final Completion Follow-Up Notice”), Buyer shall reinspect the Project and, if Buyer reasonably believes that such work has been so completed, then Buyer shall so notify Seller in a Buyer’s Final Completion Notice and the Final Completion Date shall be deemed to be the date of such Buyer’s Final Completion Notice. Notwithstanding the foregoing, Buyer’s failure to object to any deviations from the Plans and Specifications shall not be considered a waiver of any rights of Buyer under this Agreement, including, without limitation, the enforcement of the representations and warranties of Seller under this Agreement and the requirements with respect to Final Completion, except to the extent that (x) such condition was expressly set forth in an Installment Notice and approved in writing by Buyer, or (y) Buyer had actual knowledge of such deviation, and in the case of either of (x) or (y), Buyer shall be deemed to have accepted such deviation.

(iv) If Buyer fails to provide Seller with any notice specified above with respect to Substantial Completion or Final Completion, Buyer shall be deemed to acknowledge and agree that Substantial Completion or Final Completion has been achieved, respectively.

(v) The provisions of this Section 7(c) shall survive Closing until the release of the Escrow Funds in accordance with the terms of the Post-Closing Escrow Agreement.

8. Construction Reporting and Monitoring.

(a) Buyer and/or Buyer’s Agents shall have the right during normal business hours and upon reasonable prior written notice to Seller to inspect the construction and development of the Project as it progresses and attend any meetings and/or participate in any status calls between Seller and the design builder for the Project (the “Design Builder”), subcontractors, architects, engineers or other third-party consultants (collectively, including Seller and the Design Builder, the “Construction Team”). Buyer shall not visit the Property without providing prior notice to Seller or unaccompanied by Seller and/or Seller’s representatives, unless otherwise approved by Seller. Such inspections by Buyer and/or Buyer’s Agents shall be performed in a commercially reasonable manner so as not to materially, unreasonably or knowingly interfere with the construction and development of the Project. Seller shall provide Buyer with reasonable prior notice of the location, date and time of any

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scheduled construction meetings. Seller shall provide to Buyer copies of all plans and shop drawings and specifications related thereto, as applicable, including, but not limited to, the Plans and Specifications, which Buyer and its agents may examine.

(b) Seller shall provide monthly status reports with respect to the development and construction of the Project, which status report may be in the form of an Installment Notice. Without limiting the terms and provisions of Section 16 hereof, each such status report shall also include any material developments (i.e. events outside of the normal course of a construction project similar to the Project and copies of any notices received from any member of the Construction Team with respect to the completion of the Punch List Items) with respect to the construction, development and/or operation of the Project, any changes to the construction schedule setting forth the expected delivery of the Project through Final Completion (the “Project Schedule”), which is attached hereto as Exhibit “I”, and any proposed changes to the Plans and Specifications.

(c) If during the course of any such inspection Buyer shall determine, in its commercially reasonable judgment, that (i) the construction of the Project or development of the Property are not proceeding in compliance with the Plans and Specifications or (ii) Substantial Completion may not be achieved by the Outside Completion Date and/or Final Completion may not be achieved by the Punch List Date, then in either such case, Buyer shall have the right, but shall be under no obligation, to provide any notice to Seller specifying the particular deficiency, omission or delay. If Buyer elects to deliver such notice to Seller, then Seller shall use its commercially reasonable efforts, at Seller’s sole cost and expense, to cause the Construction Team to take all steps reasonably necessary to correct any deficiency, omission or delay in the Project in order to cause the Project to achieve Substantial Completion by the Outside Completion Date in accordance with the Plans and Specifications. In the event that Seller reasonably objects to such notice from Buyer, the parties shall negotiate in good faith for a period of thirty (30) days to determine whether any such corrective work may be required; provided, that if the parties shall not have reached agreement with respect to such corrective work, then the parties shall jointly engage Hussey Gay Bell Civil Engineers, if a civil engineering issue, or Ware Malcomb, if an architectural issue, to make a final determination as to whether any such corrective work is required to complete the Project in accordance with the Plans and Specifications. Following the delivery of any such notice, Buyer may reasonably request that Seller schedule additional meetings with the relevant members of the Construction Team. Without limiting the generality of the foregoing, but subject to the terms of Section 6(a) above, Buyer may, from time to time, reasonably request certain modifications to the Plans and Specifications, and Seller shall implement such requests without adjustment to the Purchase Price so long as Seller reasonably determines that such modifications would not (x) increase Seller’s cost, expense or liability (except to a de minimis extent) or (y) otherwise cause any material delay in the construction or development of the Project; provided, that the implementation of any such modifications to the Plans and Specifications shall not be deemed to be a condition to Buyer’s obligations hereunder.

(d) The failure of Buyer and/or any of Buyer’s Agents to give any other notice described in this Section 8 shall not be considered a waiver of any of Buyer’s rights under this Agreement (including, without limitation, all rights of Buyer arising from any default by Seller hereunder). Further, Buyer shall have no liability to Seller for any inaccuracies or omissions in such notices.

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(e) The provisions of this Section 8 shall survive Closing until the release of the Escrow Funds in accordance with the terms of the Post-Closing Escrow Agreement.

9. Conditions to Closing.

(a) Conditions to Buyer’s Obligation to Purchase the Property. Buyer’s obligation to purchase the Property at Closing is expressly conditioned upon each of the following:

(i) performance in all material respects of the obligations and covenants of Seller hereunder;

(ii) Substantial Completion shall have been achieved;

(iii) delivery by Seller of the deliverables set forth in Section 12, including, without limitation, the Deed, and possession as provided in Section 15 hereof;

(iv) delivery at the Closing of a standard 2006 form of American Land Title Association owner’s policy of title insurance (the “Title Policy”), including survey coverage, in the amount of the Purchase Price issued by Chicago Title Insurance Company (the “Title Company”), insuring that fee title to the Land vests in Buyer subject only to the Permitted Exceptions with full mechanics’ lien coverage, and Seller hereby agrees to provide any additional assurances that the Title Company reasonably requests with respect to any Punch List Items that remain outstanding pursuant to the terms of this Agreement following the Closing. At its option and its sole cost and expense, Buyer may direct the Title Company to issue additional title insurance endorsements so long as the issuance of such endorsements would not otherwise delay the Closing;

(v) the Leases shall be in full force and effect, there shall be no default, nor shall there be any facts, circumstances or conditions that would give rise to a default with the passage of time and/or giving of notice, under any Lease and no tenant under any of the Leases shall, on the Closing Date, be a debtor in a bankruptcy or insolvency proceeding, or shall have filed for bankruptcy or insolvency, under any applicable bankruptcy laws, provided, that, the Tenant Estoppel shall control as to any dispute with respect to this condition precedent;

(vi) with respect to the Leases, (i) (a) there shall be no outstanding credits due and payable by Seller to any tenant under any Lease, (b) all base building and other tenant improvement work to be performed by Seller under the Leases shall have been completed in accordance with the Leases (other than any Punch-List Items) and (c) all payments due to tenants under the Leases as landlord contribution towards tenant’s work shall have been paid in full to Buyer’s reasonable satisfaction, which may be evidenced by the Tenant Estoppel, or (ii) Seller shall have issued Buyer a credit against the Purchase Price in the amount of any credits and/or contributions due and payable to any tenant under any Lease in accordance with Section 16(h) hereof;

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(vii) with respect to the Barsan Lease, (a) Barsan shall have (1) delivered the Lease Confirmation Certificate (as defined in the Barsan Lease) to Seller in the form attached to the Barsan Lease, (2) accepted the premises and taken occupancy and (3) commenced rent payments and (b) a temporary certificate of occupancy for Barsan’s intended use of the premises shall have been issued by the applicable governmental authorities (which certificate of occupancy may state that it is conditioned upon the completion of the Punch-List Items), in each case, as contemplated under the Barsan Lease;

(viii) with respect to the Barsan Lease, and to the extent that any Leases are entered into by Seller prior to the Closing Date in accordance with the terms and provisions of Section 16(d), receipt by Buyer of executed estoppel certificates (each, a “Tenant Estoppel”), dated not earlier than thirty (30) days prior to the Closing Date, from all tenants under any Lease entered into in accordance with the express terms and provisions of this Agreement, in the form reasonably acceptable to Buyer or such other form as is specified in the applicable Lease; provided, however, that an estoppel certificate shall not be satisfactory if it (i) indicates any default of any tenant or Seller as landlord under any Lease, (ii) does not confirm the rent and any other monthly payments due under the applicable Lease, or (iii) indicates any conflict with, or contains information contradictory to, the terms and conditions of the applicable Lease or any of the representations and warranties contained in this Agreement. Without limiting the foregoing, Buyer shall provide Seller with drafts of such estoppel certificates at least three (3) business days before such draft estoppel certificates are sent to the tenant(s) in order to accomplish the foregoing timeline. Seller shall promptly (and in no event more than three (3) business days following receipt thereof) deliver to Buyer copies of any and all estoppel certificates received from any tenant, including, without limitation, copies of any comments or proposed revisions thereto, promptly upon Seller’s receipt thereof. For the avoidance of doubt, Seller’s delivery of any Tenant Estoppel in the form required under any applicable Lease shall satisfy this Section 9(a)(viii) and Seller’s failure to provide any Tenant Estoppel in any form other than what is required under the applicable Lease (if a form of estoppel certificate is actually attached to such Lease) shall not constitute either a breach of this Section 9(a)(viii) or a default by Seller under this Agreement nor constitute a failure of a condition to Buyer’s obligations hereunder;

(ix) Buyer’s receipt of a recorded copy of the Encroachment Agreement in the records of the Superior Court of Chatham County, Georgia; and

(x) the Seller’s Representations (a) shall have been true and correct when made and (b) true and correct in all material respects as of the date of Closing Date with the same effect as if made on and as of such date.

In the event that any of the conditions precedent set forth in this Section 9(a) are not waived or fulfilled, Buyer may (i) extend the Closing Date until such condition is satisfied, which extension right may include any extension right exercised pursuant to the terms and provisions of this

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Agreement, (ii) waive the satisfaction of such condition and consummate the purchase and sale of the Property on the Closing Date, or (iii) terminate this Agreement by written notice to Seller, in which event, the Earnest Money shall be immediately returned to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void (except in the event such failure is a result of a default hereunder by Seller, in which event Buyer shall have all rights and remedies available to Buyer under Section 18(b) hereunder). Without limiting the generality of the foregoing, if Buyer elects to extend the Closing Date pursuant to subclause (i) above, and after such extension the condition precedent is not satisfied, then Buyer may elect to exercise its rights set forth in subclause (ii) or (iii) above. By closing the transaction contemplated under this Agreement, Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions precedent set forth in this Section 9(a).

(b) Conditions to Seller’s Obligation to Close the Purchase and Sale of the Property. Seller’s obligation to close the purchase and sale of the Property is expressly conditioned upon each of the following:

(i) performance in all material respects of the obligations and covenants of, and receipt of all deliveries required of, Buyer hereunder;

(ii) the Buyer’s Representations (a) shall have been true and correct when made and (b) true and correct in all material respects as of the date of Closing Date with the same effect as if made on and as of such date; and

(iii) receipt of the Purchase Price, subject to any prorations and adjustments as set forth herein.

In the that event any of the conditions precedent set forth in this Section 9(b) are not waived or fulfilled, Seller may (i) extend the Closing Date until such condition is satisfied, which extension right may include any extension right exercised pursuant to the terms and provisions of this Agreement, (ii) waive the satisfaction of such condition and consummate the purchase and sale of the Property on the Closing Date, or (iii) terminate this Agreement by written notice to Buyer, in which event, the Earnest Money shall be immediately returned to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void (except in the event such failure is a result of a default hereunder by Buyer, in which event Seller shall have all rights and remedies available to Seller under Section 18(a) hereunder). Without limiting the generality of the foregoing, if Seller elects to extend the Closing Date pursuant to subclause (i) above, and after such extension the condition precedent is not satisfied, then Seller may elect to exercise its rights set forth in subclause (ii) or (iii) above.

10. Closing. The closing of the purchase and sale of the Property (the “Closing”) shall be in escrow at or before 5:00 P.M. (Atlanta, Georgia local time) on or before the date which is fifteen (15) days following the Substantial Completion Date (as such date may be extended pursuant to the express terms and provisions of this Agreement, the “Closing Date”).

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11. Prorations and Adjustments to Purchase Price. Seller and Buyer agree to use commercially reasonable efforts to determine and approve (such approval not to be unreasonably withheld or delayed) the amounts of the prorations in accordance with this Agreement at least three (3) business days prior to the Closing Date. Thereafter, Buyer and Seller shall each inform Escrow Agent of such amounts. The following prorations and adjustments shall be made between Buyer and Seller at Closing:

(a) All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property (the “Taxes”) for the year in which Closing occurs shall be prorated as of the Closing Date.

(b) All utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) that are not required to be reimbursed or paid directly by tenants under the Leases shall be prorated as of the Closing Date, any transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at either party’s election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer’s name, and shall be responsible for any fees, charges and deposits required in connection with such new account.

(c) With respect to any Leases entered into in accordance with the terms and provisions of Section 16:

(i) all rents (including base rent and all other rental amounts under the Leases), payments for taxes, payments for insurance, payments for common area maintenance charges, payments for operating expenses and/or utilities and other payments on account of financial obligations of tenants under the Leases, if any (the “Tenant Financial Obligations”), including any such obligations paid based on estimated amounts for charges that are yet to be finally determined, which have actually been paid as of the Closing Date shall be prorated as of the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent Tenant Financial Obligations, Buyer shall use its reasonable efforts to collect such past due or delinquent Tenant Financial Obligations. Seller shall have the right, but not the obligation, to make such additional collection efforts as Seller shall deem appropriate in its commercially reasonable judgement. Subsequent to Closing, all monies received from or on behalf of any tenant owing delinquent Tenant Financial Obligations shall be applied and paid as follows: (i) such monies shall first be paid to Seller for delinquent or due but unpaid Tenant Financial Obligations applicable to periods up to and including the Closing Date; and (ii) such monies shall then be paid to Buyer for Tenant Financial Obligations owing to Buyer for periods after the Closing Date. In the event that any Tenant Financial Obligations paid by tenants under the Leases shall be based upon estimates of actual

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amounts due and are subject to subsequent adjustment with the tenant, Seller and Buyer shall make between themselves any equitable adjustment required by reason of any such subsequent adjustment with the tenant at the time of such subsequent adjustment. Seller shall receive a credit at Closing for (i) any Tenant Financial Obligations which are not yet delinquent for more than thirty (30) days, and (ii) any Tenant Financial Obligations which become due and payable after Closing for periods prior to Closing. Further, in the event that, subsequent to Closing, Seller receives any payments of Tenant Financial Obligations due from tenants under the Leases and applicable to the period following the Closing Date, Seller shall properly endorse such payments to Buyer, and shall promptly forward such payments to Buyer.

(ii) Buyer shall receive a credit against the Purchase Price in the amount of all, if any, cash refundable security deposits and other cash refundable deposits held by Seller with respect to the Leases (and, after Closing, shall be solely responsible to each tenant for such security deposits and other refundable deposits) or, in the event that any security deposits under the Leases are held in the form of a letter of credit, then Seller agrees to deliver into escrow (with instruction to the Escrow Agent to deliver to the issuing bank) executed transfer forms required by the issuing bank of any security deposits which are held in the form of a letter of credit (each a “Letter of Credit”) if the same are transferable and the issuing bank agrees to such “escrow-style” transfer. If the Letter of Credit is not transferable or if the issuing bank does not agree to such “escrow-style” transfer, then Seller shall cooperate with Buyer and use commercially reasonable efforts (including, without limitation, executing such documentation as the issuing bank may require) to cause the tenant obligated under the Letter of Credit to cause a new letter of credit to be issued in favor of Buyer in replacement thereof as soon as practicable following Closing. Buyer and Seller shall diligently pursue such replacement after Closing and, until such transfer or issuance, Seller shall take all reasonable actions as directed by Buyer in connection with the presentment of the Letter of Credit for payment as permitted under the terms of the applicable tenant Lease.

(d) All amounts payable under any of the Contracts (if any) shall be prorated as of the Closing Date.

(e) All items of income and expense affecting the Property and any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

In the event that the amount of any item to be prorated is not determinable at the time of Closing, such proration shall be made on the basis of the best available information, and the parties shall re-prorate such item promptly upon receipt of the applicable bills therefor and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount used as a basis for the proration at Closing and the actual amount subject to proration. In the event any prorated item is due and payable at the time of Closing, the same shall be paid at Closing. If any prorated item is not paid at Closing, Seller shall deliver to Buyer the bills therefor promptly upon receipt thereof and Buyer shall be responsible for the payment in full thereof within the time fixed for payment thereof and before the same shall become delinquent. In making the prorations required by this Section 11, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Seller. This paragraph shall survive the Closing for a period of six (6) months.

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12. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows:

(a) Seller shall deliver to Buyer or Escrow Agent, as applicable, the following documents and instruments, duly executed by or on behalf of Seller:

(i) a Limited Warranty Deed (the “Deed”), in recordable form, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “K”, conveying the Land and the Improvements subject only to the Permitted Exceptions.

(ii) if applicable, an Assignment (the “Assignment”) in the form of, and on the terms and conditions set forth in, and attached hereto as, Exhibit “L”, whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest in, to and under the Leases and Contracts, and whereby Buyer assumes and agrees to perform the duties and obligations of Seller under the Contracts and Leases arising from and after the Closing Date (which assignment shall be accepted and executed by Buyer);

(iii) a Seller’s Affidavit in the form of, and on the terms and conditions set forth in, and attached hereto as, Exhibit “M”;

(iv) a Certificate and Affidavit of Non-Foreign Status in the form of, and on the terms and conditions set forth in, and attached hereto as, Exhibit “N”;

(v) a certificate, dated as of the Closing Date, executed on behalf of Seller, stating that the Seller’s Representations contained in Section 17(a) hereof are true and correct in all material respects as of the Closing Date in the form of, and on the terms and conditions set forth in, and attached hereto as, Exhibit “O”;

(vi) a notice signed by Seller to all tenants in the form of Exhibit “P” (the “Notice to Tenants”) (as updated by Buyer to include all missing information) to be delivered by Buyer to such tenants after Closing;

(vii) Seller’s counterpart to the Post-Closing Escrow Agreement;

(viii) a Certificate and Affidavit as to whether (A) Seller is a resident of the State of Georgia (as defined in O.C.G.A. § 48-7-128(a)), or (B) Seller is deemed to be a resident of the State of Georgia pursuant to O.C.G.A. § 48-7-128, or (C) the sale of the Property by Seller is otherwise exempt from the withholding requirements of O.C.G.A. § 48-7-128, in a form reasonably acceptable to Escrow Agent;

(ix) a completed 1099-S request for taxpayer identification number and certification, and acknowledgment, in a form reasonably acceptable to Escrow Agent;

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(x) Seller’s counterpart to the settlement statement reflecting the prorations and adjustments required hereunder approved by Seller and Buyer (the “Settlement Statement”);

(xi) if requested by Buyer, a quitclaim deed conveying all of Seller’s right, title and interest in and to the Property in accordance with the legal description prepared from the Survey in a form reasonably acceptable to Seller (the “Quit Claim Deed”; the Deed, the Assignment and the Quit Claim Deed (if any) are collectively referred to herein as, the “Closing Documents”);

(xii) to the extent required by Escrow Agent, evidence in form and substance reasonably satisfactory to Escrow Agent that Seller has the power and authority to execute and enter into this Agreement and to consummate the purchase and sale of the Property, and that any and all actions required to authorize and approve the execution of and entry into this Agreement by Seller, the performance by Seller of all of Seller’s duties and obligations under this Agreement, and the execution and delivery by Seller of all documents and other items to be executed and delivered to Buyer at Closing, have been accomplished;

(xiii) all transfer documentation to the extent required by Escrow Agent, including, without limitation, all city, state and local transfer tax forms, broker lien waivers and change of ownership documentation;

(xiv) copies of the final, stamped set of the Construction Plans for the Project;

(xv) drafts of any stormwater maintenance bonds that are required in connection with construction of the Project, which have been approved by the applicable municipal authorities; and

(xvi) if and to the extent in Seller’s possession and not previously delivered to Buyer: (A) the Leases (if any) and Tenant Estoppels relating thereto, (B) the Plans and Specifications (including any certificates, licenses, permits, authorizations, consents and approvals of any governmental authority previously issued in connection with the Property), and (C) all keys and access cards to, and combinations to locks and other security devices located at, the Property, if applicable.

To the extent not already delivered and/or assigned, as applicable, to Buyer at or prior to Closing as part of the Close-Out Materials, (i) copies of all written operating manuals and user guides for the Improvements in the possession or control of Seller, (ii) all warranties required by the Plans and Specifications and/or any construction agreement with respect to the Project, including, without limitation, any warranties issued to Seller with respect to any roof, HVAC or other piece of capital equipment having a value of more than $100,000.00, and (iii) all warranties respecting the manufacture, construction, installation, use, operation or condition of any portion of the Improvements will be assigned by Seller to Buyer following Final Completion and as a condition precedent for the release of the Escrow Funds. Notwithstanding anything to the contrary herein, Buyer may, in its sole discretion, elect for any or all of the foregoing items to be delivered or

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assigned, as applicable, at any time following the Closing Date in connection with the completion of the Punch List Item. With respect to the warranties described above, at all times following the Closing Date and until each applicable warranty has been assigned to Buyer pursuant to the terms hereof, to the extent that Buyer has made such election with respect to such warranty, Seller hereby agrees, at all times prior to delivering the Punch List Close-Out Items to Buyer, to enforce the terms of such warranty against the applicable third-party at the direction of Buyer and to take any and all actions on behalf of Buyer as reasonably requested by Buyer at Buyer’s sole cost and expense, including, without limitation, (1) notifying any responsible third party of any nonconforming work, (2) demanding that the responsible third party correct any nonconforming work, and (3) if any such third party breaches its obligation to correct any nonconforming work, pursuing any and all claims against such third party for reimbursement of Buyer’s costs related thereto. The provisions of this paragraph shall survive Closing until the release of the Escrow Funds in accordance with the terms of the Post-Closing Escrow Agreement.

(b) Buyer shall deliver to Seller or Escrow Agent, as applicable:

(i) the Purchase Price (to Escrow Agent for disbursement to Seller) in accordance with the provisions of this Agreement;

(ii) if applicable, a counterpart to the Assignment;

(iii) intentionally omitted;

(iv) Buyer’s counterpart to the Settlement Statement;

(v) Buyer’s counterpart to the Post-Closing Escrow Agreement; and

(vi) evidence in form and substance reasonably satisfactory to Escrow Agent that Buyer has the power and authority to execute and enter into this Agreement and to consummate the purchase and sale of the Property, and that any and all actions required to authorize and approve the execution of and entry into this Agreement by Buyer, the performance by Buyer of all of Buyer’s duties and obligations under this Agreement, and the execution and delivery by Buyer of all documents and other items to be executed and delivered to Seller at Closing, have been accomplished.

(c) At the Closing, Escrow Agent shall:

(i) deliver the Purchase Price, as adjusted pursuant to the Settlement Statement to Seller;

(ii) deliver any payoff amount for any Construction Loan to the applicable lender in accordance with its payoff letter;

(iii) cause the Deed, Mortgage Release (if any) and any other documents that Seller or Buyer desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was acquired; and

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(iv) arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums to which Seller is entitled in accordance with the Settlement Statement, and (ii) to Buyer, or order, as instructed by Buyer, all sums (if any) to which Buyer is entitled in accordance with the Settlement Statement.

13. Costs of Closing.

(a) Seller shall bear and pay (i) the cost associated with the Existing Title Commitments and Existing Surveys, (ii) city, state and county transfer tax, in the amount Seller and Escrow Agent determine to be required by law, (iii) one-half of Escrow Agent’s escrow fee, any costs incurred in discharging Mandatory Cure Items (including the costs for recording any releases), (iv) any costs incurred in connection with the recording of the Mortgage Releases (if any), (v) the commission due to the Broker, and (vi) Seller’s own attorneys’ fees.

(b) Buyer shall pay (i) any premiums for any owner’s or loan policy of title insurance issued in favor of Buyer insuring Buyer’s (or its lender’s) title to the Property (including any extended coverage or endorsements thereto, other than those that Seller expressly agrees to provide in order to address any Mandatory Cure Items, the cost of which shall be borne by Seller), (ii) the costs for the Title Commitments (including, without limitation, the search an examination fees and all updates thereto), (iii) the costs of the Surveys, including the As-Built Surveys, (iv) all costs incurred in connection with Buyer’s investigation of the Property, including, without limitation, the Buyer’s Activities and the Inspections, (iv) all costs incurred in connection with the recording of the Deed, Memorandum and other Closing Documents (other than the Mortgage Release (if any)), (v) all costs in connection with Buyer’s financing (if any), (vi) one-half of Escrow Agent’s escrow fee or escrow termination charge, and (vii) Buyer’s own attorneys’ fees.

(c) All other closing costs shall be allocated between Buyer and Seller in accordance with local custom in the jurisdiction in which the Property is located, as applicable.

14. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 17(A) OF THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 17(A) OF THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE SET FORTH IN THE LIMITED WARRANTY DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION

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(INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, (COLLECTIVELY, THE “DISCLAIMED MATTERS”). BUYER AGREES THAT, WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 17(A) OF THIS AGREEMENT OR IN THE CLOSING DOCUMENTS), BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) AND RELY UPON SAME AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, THE DISCLAIMED MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROPERTY WOULD SHOW, PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROPERTY. SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PROPERTY “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS SECTION 14, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 17(A) OF THIS AGREEMENT (WHICH ARE SUBJECT TO THE SURVIVAL PERIOD AND THE CAP), BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO (i) THE DISCLAIMED MATTERS, (ii) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT, (iii) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY WITH REGARD TO ANY ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, CERCLA, AND (iv) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY. THE TERMS AND CONDITIONS OF THIS SECTION 14 SHALL EXPRESSLY SURVIVE THE CONSUMMATION OF THE PURCHASE AND SALE OF THE PROPERTY, THE DELIVERY OF THE DEED AND THE PAYMENT OF THE PURCHASE PRICE, WITHOUT REGARD TO ANY LIMITATIONS UPON SURVIVAL SET FORTH IN THIS AGREEMENT.

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15. Possession at Closing. Seller shall deliver possession of the Property to Buyer on the Closing Date, subject to the Permitted Exceptions.

16. Conduct Prior to Final Completion.

(a) Operations; Substantial Completion. From and after the date hereof through the Closing Date, Seller shall develop and operate the Property in accordance with the Performance Standard. Seller shall use commercially reasonable efforts to comply with all of the terms and provisions of the construction contracts for the Project and shall use commercially reasonable efforts, including the exercise of remedies available to Seller as set forth therein to the extent appropriate in Seller’s reasonable discretion, to cause the Design Builder to comply with the terms and provisions of the applicable construction contracts for the Project and to cause Substantial Completion to be achieved on or prior to the Outside Completion Date.

(b) Material Developments. From and after the date hereof through the date on which Final Completion is achieved, Seller shall promptly (and in no event later than three (3) business days after Seller obtains knowledge thereof) provide written notice (which includes e-mail notice) to Buyer following the occurrence of:

(i) any material adverse development with respect to the construction, development and/or operation of the Project or any material issues concerning the construction contracts for the Project;

(ii) any proposed change to the Plans and Specifications (other than de minimis field changes) (together with copies thereof);

(iii) the receipt of any request to modify the Project Schedule in any material respect (together with copies thereof);

(iv) the receipt of any tax bills for the Property (together with copies thereof);

(v) the receipt of any material written notice, including, without limitation, any written notice from any member of the Construction Team and/or any governmental authority, relating to the Entitlements or the construction, development and/or legal status of the Project or Property, as applicable (together with copies thereof); and

(vi) the receipt of any notice of default, imminent default or any other material written notice from any lender with respect to the Construction Loan, mezzanine financing or other financing of the Property for the construction of the Project.

(c) Actions Prohibited. From and after the date hereof through the date on which Final Completion is achieved, except as expressly contemplated in this Agreement, Seller shall not, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed:

(i) except in accordance with the Plans and Specifications, make or permit any material alterations or additions to the Property;

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(ii) sell, transfer or further encumber any portion of the Property, permit any lien or encumbrance to be placed on the Property or otherwise cause or permit any change to the status of title of all or any portion of the Property other than (1) any utility easements expressly contemplated in the Plans and Specifications, and (2) in connection with the Construction Loan, mezzanine financing or other financing of the Property for the construction of the Project, which financing, in each case, shall be repaid by Seller at its sole cost and expense at or prior to Closing;

(iii) change or attempt to change, directly or indirectly, the current zoning of the Property;

(iv) cancel, amend, modify or assign (or consent to any assignment by the Design Builder of) any of the construction contracts for the Project (to the extent that Seller’s consent is required) or elect to waive any event of default under any of the construction contracts for the Project other than in connection with the Construction Loan, mezzanine financing or other financing of the Property for the construction of the Project, which financing, in each case, shall be repaid by Seller at its sole cost and expense at or prior to Closing;

(v) intentionally breach or default under any of the construction contracts for the Project or that otherwise intentionally commit any act or omission that would allow the Design Builder to terminate any of the construction contracts for the Project;

(vi) request or approve any modifications that result in delays to the Project Schedule (except, in each case, to a de minimis extent);

(vii) request or approve any modifications to the Plans and Specifications and/or Project Schedule (except, in each case, to a de minimis extent);

(viii) cause or permit any Hazardous Materials to be brought onto the Property other than in the ordinary course of construction and in a manner compliant with all applicable laws; or

(ix) cancel or materially amend or modify any of the Entitlements.

(d) New Leases and Contracts. From and after the Effective Date, Seller shall not enter into any new contract or any lease, occupancy agreement or similar agreement for any portion of the Property without first obtaining Buyer’s written consent, which approval may be withheld in Buyer’s sole discretion, except for any such agreements that are terminable by Seller in Seller’s discretion at or prior to Closing. Seller shall cooperate, and shall cause the Construction Team to cooperate, with all reasonable requests of Buyer and Buyer’s property manager in connection with the initial lease-up of the Property. Seller shall provide a written request to Buyer for approval of any new contract or any lease, which Buyer shall approve or disapprove within ten (10) business days following receipt thereof; provided, that if Buyer does

30

not timely respond within such ten (10) business day-period, Seller shall deliver a second notice to Buyer requesting approval or disapproval of such matter, and if Buyer does not respond to such second notice within five (5) business days following receipt thereof, such new contract or lease, as applicable, shall be deemed approved by Buyer. Any lease executed by Seller prior to the Due Diligence Date or after the Due Diligence Date in accordance with this Section 16(d) shall constitute a Lease under this Agreement.

(e) Modification of Existing Leases and Contracts. From and after the date hereof, Seller may not cancel, amend, modify or renew any Leases or Contracts without Buyer’s prior written approval, which approval may be withheld in Buyer’s sole discretion, except, with respect to Contracts only, if such action is required by any of the Contracts or such Contract is terminable by Seller in Seller’s discretion at or prior to Closing. With respect to Contracts only, Seller shall provide a written request to Buyer for approval of any cancellation, amendment, modification or renewal of any Contract, which Buyer shall approve or disapprove within ten (10) business days following receipt thereof; provided, that if Buyer does not timely respond within such ten (10) business day-period, Seller shall deliver a second notice to Buyer requesting approval or disapproval of such matter, and if Buyer does not respond to such second notice within five (5) business days following receipt thereof, such matter shall be deemed approved by Buyer.

(f) Tax Contests. Seller shall not file any appeal or petition contesting any real estate taxes for the Property without first obtaining Buyer’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(g) Exclusivity. From and after the date hereof, Seller shall not market the Property, solicit or accept any offers or engage or continue in any discussions with any third parties with respect to the sale, financing, refinancing or recapitalization of the Property, provided that Seller shall have the right to finance or refinance the construction of the Project provided that such financing is fully-prepayable by Seller and Seller pays repays such financing on or prior to the Closing Date.

(h) Tenant Improvements and Leasing Commissions. Seller shall be responsible for and shall pay at or prior to Closing, any and all leasing commissions and tenant improvement costs payable in connection with any Leases and shall deliver to Buyer evidence of such payment at Buyer’s request. Seller shall indemnify, defend and hold harmless Buyer from and against any and all liabilities, damages, losses, costs and expenses (including attorneys’ fees and expenses) in any manner arising out of, by reason of or in connection with any claims, demands, actions and judgments relating to Seller’s failure to pay tenant improvement costs and/or leasing commissions for the initial base term only under any Lease that was entered into by Seller prior to the Closing Date (but excluding, for the avoidance of doubt, any extensions, amendments, modifications or renewals thereof made by Buyer following Closing). In the event that any leasing commissions or tenant improvement costs remain unpaid by Seller at Closing, Buyer shall assume from Seller the obligation to pay all such leasing commissions and/or tenant improvement costs; provided, that Buyer shall receive a credit against the Purchase Price for any such leasing commissions and/or tenant improvement costs outstanding as of Closing. The provisions of this Section 16(h) shall survive the consummation of the purchase and sale of the Property.

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(i) SNDA. Seller shall deliver to the tenants under each of the Leases a subordination, non-disturbance and attornment agreement (collectively, the “SNDAs”), in the form provided by Buyer or its lender, and use commercially reasonable efforts to obtain from each tenant (to the extent requested by Buyer’s lender), an executed SNDA prior to the Closing. Without limiting the generality of the foregoing, Seller shall reasonably cooperate with Buyer and its lender(s) in connection with any financing of the acquisition of the Property. For avoidance of doubt, Seller’s failure to obtain the SNDAs shall not constitute either a breach of this Section 16(i) or a default by Seller under this Agreement nor constitute a failure of a condition to Buyer’s obligations hereunder so long as Seller uses commercially reasonable efforts to obtain such SNDAs.

(j) The provisions of Section 16(b) and (c) shall survive Closing until the release of the Escrow Funds in accordance with the terms of the Post-Closing Escrow Agreement

17. Representations and Warranties.

(a) Seller’s Representations. The matters set forth in this Section 17(a) constitute representations and warranties by Seller (collectively, “Seller’s Representations”) which are now and (subject to Section 9(a) and the provisions of this Section 17(a)) shall, in all material respects, at Closing be true and correct. If at any time prior to Closing, Seller learns, or has a reason to believe, that any of the representation set forth in this Section 17(a) may cease to be true and correct, then Seller shall give written notice to Buyer within three (3) days thereof (an “Update Notice”) (which notice shall include copies of the instrument, correspondence or document, if any, in Seller’s possession upon which Seller’s notice is based). If (x) Buyer otherwise obtains knowledge, and provides written notice to Seller, that any of Seller’s Representations cease to be true and correct in all material respects, then Buyer shall provide Seller written notice of such alleged fact or circumstance and any objection of Buyer with respect thereto within three (3) days of Buyer’s receipt of it obtaining knowledge thereof, and/or (y) Seller delivers an Update Notice and Buyer has an objection to the content of such Update Notice, then Buyer shall deliver notice of its objection within three (3) days of Buyer’s receipt of such Update Notice (in each case under subclause (x) or (y), a “R&W Objection Notice”). If Seller has not remedied such fact or circumstance or cured Buyer’s objection within ten (10) days of delivery of receipt of such R&W Objection Notice (provided that, Seller shall be afforded up to thirty (30) days to remedy any fact or circumstance or cure any objection that cannot reasonably be remedied within such ten (10) day period, so long as Seller shall have commenced such remedy or cure action within such ten (10) day period and thereafter diligently pursues the same, and the Closing Date may be extended in order to allow Seller such time periods), then Buyer may promptly terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be immediately refunded to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement) and this Agreement shall become null and void. Notwithstanding anything to the contrary contained herein, (i) Seller shall have the right to modify Seller’s Representations to reflect any change in circumstances first arising after the Effective Date and not occurring as a result of a breach of this Agreement by Seller or any act or omission of Seller, so long as Seller shall have provided an Update Notice to Buyer with respect thereto in accordance with this Section 17 (and, for the avoidance of doubt, Buyer may object to such

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change in circumstances by providing a R&W Objection Notice in response thereto), (ii) if Buyer elects not to terminate this Agreement pursuant to the foregoing provision, then Buyer shall be deemed to have waived such condition and elected to proceed to Closing without any abatement or reduction in the Purchase Price on account of such R&W Objection Notice and Buyer shall not be permitted to make a claim following Closing for a breach by Seller of such representation or warranty, and (iii) if Buyer has actual knowledge of a breach of any representation or warranty made by Seller in this Agreement or any condition/matter with respect to the Property prior to Closing and Buyer nevertheless elects to close the transaction described herein, such representation or warranty by Seller shall be deemed to have been modified to reflect the information of which Buyer has actual knowledge and Buyer shall not be permitted to make a claim following Closing for a breach by Seller of such representation or warranty. Without limiting the generality of the foregoing, Buyer shall be deemed to have actual knowledge of the Due Diligence Materials. For the avoidance of doubt, if any of Seller’s Representations shall cease to be true and correct as the result of any default or breach by Seller hereunder, then Buyer shall have all of its rights and remedies hereunder. Seller represents and warrants to Seller as follows as of the Effective Date:

(i) Due Organization; Power and Authority; Contravention. Seller is a validly existing limited liability company formed under the laws of the State of Delaware. Seller has the legal right, power and authority to make and perform its obligations under this Agreement and all of the closing deliverables to be executed by Seller have been duly authorized by all requisite limited liability company action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms without the need for governmental approval, consent or filing. The execution, delivery and performance of this Agreement in accordance with its terms do not violate the operating agreement of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it is bound. This Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(ii) No Violation. Seller has no knowledge of, and has not received written notice from, governmental authority regarding any violation, with respect to the Property, of any applicable laws or regulations, including, without limitation, (i) any applicable federal, state, county, municipal or local laws, ordinances, regulations, statutes, laws, regulations, rules, ordinances or codes relating to the protection of human health, safety and the environment, (ii) building codes and any other laws relating to the construction or design of the Improvements, (iii) all Entitlements and (iv) all applicable zoning laws.

(iii) Proceedings. To Seller’s knowledge, there are no current or unresolved condemnation proceedings or zoning or other land-use regulation proceedings. Seller has no knowledge of, and has not received written notice of, any pending or threatened condemnation proceedings or zoning or other land-use regulation proceedings for all or any part of the Property which would affect the current use and operation of the Property.

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(iv) Litigation. To Seller’s knowledge, there is no current or unresolved litigation, action, suit, proceeding or claim against the Property or affecting Seller or the Property. Seller has not received any written notice of, nor does Seller have any knowledge of, any current or threatened litigation, action, suit, proceeding or claim against the Property or affecting Seller or the Property.

(v) Other Agreements; Title Documents. Seller is not party to any contract or agreement concerning or affecting the Property currently in effect which will be binding on Buyer after Closing, except for those contracts (i) contemplated by or disclosed in this Agreement, the Closing Documents, the Due Diligence Materials, contracts and agreements related to the construction of the Project and those disclosed in writing to Buyer prior to Closing, (ii) a Contract (as hereinafter defined) or (iii) a Permitted Exception. Seller is not a party, and the Property is not bound, to any contract, option, or commitment to sell, convey, assign, transfer or otherwise dispose of any portion or portions of the Property. Except for any stormwater maintenance bonds that are required in connection with construction of the Project, there are no bonds or similar instruments that Buyer will be required to provide with respect to any portion of the Project following the Closing.

(vi) Leases. Exhibit “C-1” is a true and complete list of all of the Leases affecting the Property as of the Effective Date, which Leases are in full force and effect. The Leases are the only leases, licenses, tenancies, possession agreements and/or occupancy agreements affecting the Property. Seller has delivered true, correct and complete copies of all Leases (including all amendments thereto and all guaranties thereto). Seller, as lessor under the Leases, is not in default under any of its obligations under the Leases and there are no facts, circumstances or conditions that would give rise to a default by Seller with the passage of time and/or giving of notice under any Lease. Seller has not received any written notice from any tenant under the Leases of any claimed default of any of its obligations under the Leases which has not been cured. No tenant under any Lease is in default under its Lease nor, to Seller’s knowledge, are there any facts, circumstances or conditions that would give rise to a default by any tenant with the passage of time and/or giving of notice under any Lease. No tenant under any Lease (x) is in arrears in the payment of base rent for any period in excess of thirty (30) days, or (y) has prepaid any rent more than thirty (30) days in advance.

(vii) Contracts. Exhibit “C-2” is a true and complete list of all of the Contracts in effect as of the Effective Date with respect to the Property. Seller has provided Buyer with a true, correct and complete copy of each Contract. Seller has received no written notice of default from any contract party, which default remains uncured, and no written notice of default has been provided by Seller to any contract party, which default remains uncured. To Seller’s knowledge, there are no circumstances which, with the passage of time, the giving of notice, or both, would constitute a default, under any Contract.

(viii) Title Matters. Seller has not received any written notice of a default under any document recorded against the Property in the applicable land records, and to Seller’s knowledge, there is no default, or any circumstances which, with the

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passage of time, the giving of notice, or both, would constitute a default, under any document recorded against the Property in the applicable land records, including, without limitation any reciprocal easement agreement or declaration of covenants.

(ix) Employees. Seller has no, and has never had any, employees on-site at the Property providing on-site services to the Property.

(x) ERISA. Seller is not, and is not acting on behalf of, (a) an “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA, and Seller’s assets do not constitute plan assets of one or more such plans.

(xi) Entitlements. To the best of Seller’s knowledge, the Entitlements constitute all of the governmental approvals and/or permits required for the construction, development and future operation of the Project in accordance with all applicable laws and regulations. To the best of Seller’s knowledge, except as set forth on Exhibit “G”, there are no open, existing and outstanding inspections, variances, licenses or permits (grading, foundation, building or otherwise) associated with construction and development of the Project.

(xii) Third Party Consents. Other than as contemplated by the Entitlements in connection with the Encroachment Agreement, there are no third-party consents required to consummate any of the transactions contemplated hereby.

(xiii) Hazardous Materials; Environmental Reports. To the actual knowledge of Seller and except as set forth in the Environmental Reports: (i) no Environmental Conditions (as hereinafter defined) exist in, on, under or about the Property or any portion thereof; (ii) no Hazardous Materials (as hereinafter defined) have been Released (as hereinafter defined) at any time in, on, at, upon or under any portion of the Property or have migrated or emanated from any portion of the Property at any time prior to or during the ownership or operation of the Property by Seller in a manner or quantity requiring reporting, permitting, investigation or remediation under, or in violation of, Environmental Laws (as hereinafter defined) and no Environmental Conditions have been present at any time at the Property; (iii) no Hazardous Materials have been generated, stored, treated, manufactured, managed, transported, recycled, disposed of on-site, or sent off-site from, in, on, at or upon any portion of the Property at any time during the ownership or operation of the Property by Seller (nor, to Seller’s knowledge, prior to the ownership of the Property by Seller) in a manner or a quantity requiring reporting, permitting, investigation or remediation under, or in violation of, Environmental Laws; (iv) with respect to: (A) the Property, Seller is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances,

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activities, practices, incidents, actions or plans which may result in or which may give rise to any common law or liability under Environmental Laws based on or related to any Environmental Condition; and (B) Seller or any portion of the Property or its ownership or operation thereof, no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened nor have any settlements been reached by or with any parties alleging an Environmental Condition in violation of Environmental Laws or any other violation of Environmental Laws; (v) (A) none of the Property is located within 2,000 feet of a release of Hazardous Materials which has been reported or is required to be reported under any Environmental Requirements or a site at which there has been a significant disposal of Hazardous Materials or “industrial or solid waste”, as those terms are defined under Environmental Laws; (B) no occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property exists which could cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or Anticipated Use of such Property under any Environmental Laws; and (C) no Environmental Laws require the preparation or filing of any property investigation or property disclosure form related to environmental issues in connection with the transfer of any portion of the Property; and (vi) there are no environmentally sensitive areas on or adjacent to the Property and no habitat for endangered species are located on the Property. Seller has not installed an underground storage tank (“UST”) on the Property, Seller has not removed any UST from the Property, and, to Seller’s knowledge, no UST has existed on the Property. Seller has delivered to Buyer in the Due Diligence Materials complete copies of all final environmental reports, environmental surveys, Phase I environmental reports or Phase II environmental reports relating to the Property in Seller’s possession or control (or the possession or control of any property manager engaged by Seller) (collectively, the “Environmental Reports”). Except as shown on the Surveys, no part of the Property is located within a flood zone as identified by any applicable governmental law or regulation.

“Environmental Condition(s)” mean(s): (i) the presence or existence in, on, at or under the Property of any Hazardous Materials, “industrial or solid waste” as that term is defined under applicable Environmental Laws, USTs or above-ground storage tanks, wells, land fill, open dump, pits, covered-over surface impoundments or similar areas, incinerators, septic tanks or fields, cesspools or any “facility” or “waste management unit” as those terms are defined under applicable Environmental Laws; (ii) the presence or existence in, on, at or under the environment beyond the physical boundaries of the Property of any Hazardous Materials which migrated or emanated from the Property; and (iii) any condition, activity or Release at the Property that is in violation of Environmental Laws.

“Environmental Laws” means any federal, state or local statute, law, rule, regulation, ordinance, code, directive and rule of common law in effect applicable to the Property and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or natural resources or Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; Solid Waste Disposal Act, 42 U.S.C. § 6901 et

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seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 7401 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq.; § 136 et seq.; federal, state or local statute, law, rule, regulation, ordinance, code, directive and rule of common law in effect applicable to the wetlands, septic systems, USTs and above-ground tanks, and the regulations promulgated pursuant thereto and any state and local counterparts of substantial equivalents thereof.

“Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. §9601 et seq.) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Laws or the common law, or any other applicable laws relating to the Property. In addition to the foregoing, Hazardous Materials also shall include, without limitation, any substance the presence of which on the Property: (i) requires reporting, investigation, permitting or remediation under Environmental Laws; (ii) causes or threatens to cause a nuisance on any Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on any Property or adjacent property; or (iii) which, if it emanated or migrated from the Property, could constitute a trespass.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into or out of the Property of any Hazardous Material, including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or other property to or from the Property.

(xiv) Taxes and Assessments. Seller has not received written notice of any tax proceeding or special assessment pending for the reduction or increase of the assessed real estate tax valuation of the Real Property or any portion thereof. To Seller’s knowledge, there are no contemplated special assessments with respect to the Property or any portion thereof.

(xv) Anti-Money Laundering. Neither Seller nor any beneficial owner of Seller is in violation of any laws relating to anti-corruption, anti-bribery or money laundering.

(xvi) Patriot Act.

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(A)

Seller is in compliance with the requirements of the Anti-Money Laundering and Anti-Terrorism Laws. For purposes of this Agreement, “Anti-Money Laundering and Anti-Terrorism Laws” means collectively, the laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Executive Order and such other rules, regulations, legislation or orders.

(B)	None of Seller nor, to the extent of Seller’s knowledge, any beneficial owner of Seller:

(1)

is listed on, or to Seller’s knowledge, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on, any Government Lists. For purposes of this Agreement, “Government Lists” shall mean collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to any Anti-Money Laundering and Anti-Terrorism Laws and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Anti-Money Laundering and Anti-Terrorism Laws.

(2)	is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in any Anti-Money Laundering and Anti-Terrorism Laws; or

(3)

is owned or controlled by, or acts for or on behalf of, any person or entity on the Government Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in any Anti-Money Laundering and Anti-Terrorism Laws.

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(C)

Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of the beneficial owners of Seller becomes listed on the Government Lists or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Buyer in writing, and in such event, Buyer shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.

(xvii) No Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the extent of Seller’s knowledge, threatened against Seller under the Federal Bankruptcy Code or any similar state or federal law. Seller is solvent.

(xviii) Sufficiency of Funds. Seller represents that, subject to the terms of the Construction Loan or mezzanine financing documents, it has access to funds sufficient to pay for all of the costs of causing the Project to achieve Final Completion. If a portion of such funds are proceeds from a Construction Loan secured by a Construction Mortgage or any mezzanine financing, then Seller shall pay the Construction Loan and such mezzanine financing in full at the Closing and cause the Construction Mortgage and any liens of such mezzanine financing to be satisfied or discharged of record at the Closing.

(b) Buyer’s Representations. The matters set forth in this Section 17(b) constitute representations and warranties by Buyer (collectively, “Buyer’s Representations”). Buyer represents and warrants to Seller as follows as of the Effective Date:

(i) Due Organization; Power and Authority; Contravention. Buyer is a validly existing limited liability company formed under the laws of the State of Delaware. Buyer has the legal right, power and authority to make and perform its obligations under this Agreement and all of the closing deliverables to be executed by Buyer have been duly authorized by all requisite limited liability company action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms without the need for governmental approval, consent or filing. The execution, delivery and performance of this Agreement in accordance with its terms, do not violate the operating agreement of Buyer, or any contract, agreement, commitment, order, judgment or decree to which Buyer is a party or by which it is bound. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(ii) No Bankruptcy. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal law.

(iii) Patriot Act.

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(A)	Buyer is in compliance with the requirements of the Anti-Money Laundering and Anti-Terrorism Laws;

(B)	Neither Buyer nor, to the extent of Buyer’s knowledge, any beneficial owner of Buyer:

(1)

is listed on, or to Seller’s knowledge, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on, any Government Lists;

(2)	is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in any Anti-Money Laundering and Anti-Terrorism Laws; or

(3)

is owned or controlled by, or acts for or on behalf of, any person or entity on the Government Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in any Anti-Money Laundering and Anti-Terrorism Laws.

(C)

Buyer hereby covenants and agrees that if Buyer obtains knowledge that Buyer or any of its beneficial owners becomes listed on the Government Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Buyer immediately upon delivery of written notice thereof to Buyer. Upon such termination of this Agreement, the Earnest Money shall be immediately returned to Buyer.

(iv) ERISA. Either (i) Buyer is not, and is not acting on behalf of, (a) a Plan, (b) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (c) a “governmental plan” within the meaning of Section 3(32) of ERISA or (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which would subject Seller, to the extent it is a “party in interest” or “disqualified person” in respect of Seller or any Plan invested therein, to a penalty under Section 502(i) of ERISA or an excise tax under Section 4975 of the Code. Buyer is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and Buyer’s assets do not constitute plan assets of one or more such plans.

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(c) Knowledge. As used in this Agreement, the phrase “to the extent of Seller’s knowledge” or words of similar import shall mean the, present knowledge of David Burch or Charles Margiotta, which Seller represents and warrants are the representatives of Seller who are most familiar with the Property, without such individuals having any duty or obligation to make an independent inquiry or investigation. In no event shall Buyer be entitled to assert any cause of action against David Burch or Charles Margiotta, nor shall David Burch or Charles Margiotta have any personal liability whatsoever for any matter under or related to this Agreement.

18. Remedies.

(a) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to a Material Default, then the Earnest Money then-held by the Escrow Agent shall be delivered to and retained by Seller as Seller’s full liquidated damages for a Material Default. The parties acknowledge that Seller’s actual damages in the event of a Material Default by Buyer will be difficult to ascertain, that such liquidated damages represent the parties’ best estimate of such damages, and that Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of a Material Default by Buyer hereunder. In no event shall Seller have the right to recover from Buyer any special, punitive, exemplary, or consequential damages. Such liquidated damages shall be the sole and exclusive remedy of Seller by reason of a Material Default by Buyer, and Seller hereby waives and releases any right to sue Buyer for specific performance of this Agreement or to prove that Seller’s actual damages exceed the amount which is herein provided to Seller as full liquidated damages; provided, however, that the foregoing liquidated damages shall not apply to any duty, obligation, liability or responsibility which Buyer may have under the indemnification provisions of Buyer under Section 4 or 22, as to which Seller shall have all rights and remedies provided for or allowed by law or in equity. For purposes of this Agreement, a “Material Default” shall mean the failure of Buyer to fund any portion of the Earnest Money to the extent required under this Agreement within five (5) business days after receipt by Buyer from Seller of notice thereof, or the failure of Buyer to close the transactions hereunder on the Closing Date in violation of its obligations hereunder.

(b) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to a default by Seller under this Agreement (provided that such circumstance, condition, breach or action shall not constitute a default until Seller has failed to cure such circumstance, condition, breach or action within ten (10) days after receipt by Seller from Buyer of written notice of such circumstance, condition, breach or action which Buyer alleges is a default), then Buyer, as its sole and exclusive remedies, may exercise the following additional rights and remedies: (1) Buyer shall have the right to (x) terminate this Agreement, in which event the Earnest Money then-held by Escrow Agent shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall cease and terminate without any further

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liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void, (y) receive reimbursement by Seller of Buyer’s Transaction Costs (as defined below), and (z) only in the event that Seller fails to use commercially reasonable efforts to cure a default after receipt by Seller from Buyer of written notice thereof, Buyer shall also be entitled to recover from Seller damages in an amount equal to the sum of interest that would have accrued on the Earnest Money then-held by Escrow Agent (from the date on which such amounts were deposited until the time of such default) assuming an interest rate equal to thirteen percent (13%) per annum; or (2) Buyer shall have the right to sue Seller for specific performance of this Agreement, provided, that, if Buyer elects to proceed pursuant to the foregoing subsection (2) above and specific performance is unavailable due to Seller’s conveyance of the Property to a third party, then Buyer shall be entitled to receive from Seller liquidated damages in the amount of the Earnest Money then-held by Escrow Agent and shall be entitled to the remedies set forth in subsection (1) above. The parties acknowledge that Buyer’s actual damages in the event of a default by Seller will be difficult to ascertain, that such liquidated damages represent the parties’ best estimate of such damages, and that Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event Buyer is entitled to such pursuant to the forgoing Section 18(b)(ii). In no event shall Buyer have the right to recover from Seller any special, punitive, exemplary, or consequential damages. The inability of Seller to convey good and marketable fee simple title to the Property on the Closing Date shall not constitute a default by Seller under this Agreement unless such inability is caused by an act of omission of Seller or Seller’s failure to comply with the terms of this Agreement.

“Buyer’s Transaction Costs” shall mean the documented out-of-pocket expenses actually incurred by Buyer in connection with this Agreement and the transaction contemplated hereunder, including, without limitation, attorney’s fees, such amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, and such documentation shall include, with respect to attorney’s fees, all receipts and detailed invoices (showing all hourly rates, hours worked, detailed descriptions of tasks completed and other matters related thereto (with attorney-client privileged descriptions redacted)) and, with respect to all other service providers, if applicable, receipts or reasonable supporting documentation evidencing costs incurred by Buyer.

(c) The provisions of this Section 18 shall survive any termination of this Agreement.

19. Damage or Destruction. If any portion of the Improvements is damaged or destroyed by casualty prior to Closing, then Seller shall give Buyer prompt written notice thereof. If any portion of the Improvements is damaged or destroyed by casualty on or before the Due Diligence Date, and Buyer has not elected to terminate this Agreement pursuant to Section 4(b), 5 or 6(a) hereof, then Buyer shall have no right to terminate this Agreement by reason of such damage or destruction. If any portion of the Improvements is damaged or destroyed by casualty after the Due Diligence Date and prior to Closing, the cost of repair of such damage or destruction is reasonably estimated to exceed $1,000,000.00 and such damage or destruction cannot be restored or repaired prior to the Closing Date (provided, that Seller may extend the Closing Date day for day to restore or repay such damage or casualty for a

42

period not to exceed one hundred twenty (120) days in the aggregate) (the “Threshold”), then Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such casualty, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void. In the event of lesser damage or destruction after the Due Diligence Date that is not equal to or greater than the Threshold, Buyer shall have no right to terminate this Agreement by reason of such damage or destruction, however (i) the Purchase Price shall be reduced by the total of any insurance proceeds actually received by Seller on or before the Closing Date with respect to such casualty and not expended by Seller prior to Closing for the repair or restoration of the Improvements; and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any insurance proceeds payable thereafter by reason of such casualty and Buyer shall receive a credit for the amount of any deductible with respect thereto.

20. Condemnation.

(a) In the event that Seller becomes aware of the commencement of any eminent domain or similar proceedings or received written notice of any bona fide threat of any such proceedings, respecting any portion of the Property prior to Closing, Seller shall give Buyer prompt written notice thereof (and in no event more than three (3) days after Seller obtaining such knowledge or receiving such notice). If after the Due Diligence Date (i) all or any part of the Land is taken by eminent domain proceedings or (ii) there is the commencement or bona fide threat of the commencement of any such proceedings, then Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such taking, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void. In the event that Buyer shall not have elected to terminate this Agreement as a result thereof, Buyer shall have no right to terminate this Agreement by reason of such taking.

(b) If all or any part of the Property is taken by eminent domain proceedings prior to Closing and the purchase and sale of the Property contemplated by this Agreement is thereafter actually consummated: (i) the Purchase Price shall be reduced by the total of any awards or other proceeds actually received by Seller on or before the Closing Date with respect to any taking and not expended by Seller prior to Closing for the repair or restoration of the Property; and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable thereafter by reason of such taking.

21. Ownership of Information; Confidentiality Obligation.

(a) Buyer agrees that (i) any studies, data, reports, analyses, investigations, examinations, tests, inspections or writings of or with respect to the Property produced or obtained on behalf of or at the instance of Buyer or Buyer’s Agents utilizing any information

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acquired in whole or in part through the exercise of Buyer’s inspection rights, including information or contents of any property condition assessment or environmental reports and the results of any investigation of the Property, and (ii) all information regarding the Property of whatsoever nature made available to Buyer by Seller or its agents and representatives (collectively, the “Confidential Information”) shall be deemed and kept strictly confidential, as such is confidential property of Seller as owner of the Property prior to the Closing Date, but shall become the sole, confidential property of Buyer from and after the Closing Date. Buyer agrees not to use, or allow to be used, any such Confidential Information for any purpose other than to determine whether to proceed with the transaction contemplated herein, or if same is consummated, in connection with the operation of the Property post-Closing.

(b) If the purchase and sale of the Property is not consummated, regardless of the reason or the party at fault, Buyer shall promptly deliver to Seller or destroy, with notice of such destruction being sent by Buyer to Seller (subject, in all cases, to any applicable corporate retention policy), all Confidential Information provided by Seller.

(c) No Confidential Information shall be disclosed by Buyer or its agents, consultants or employees to any third party without Seller’s prior written approval, in Seller’s sole and absolute discretion, unless and until Buyer is legally compelled or required by law or operation of legal process to make such disclosure under applicable laws or until after Closing. Notwithstanding the foregoing, Buyer may disclose such matters to Buyer’s Agents who, in Buyer’s reasonable opinion, must know such information for the purpose of evaluating the same for Buyer as a potential purchaser of the Property and then only upon making such person aware of the confidentiality restrictions and instructing such person to abide by this confidentiality obligation. Buyer shall use commercially reasonable efforts to cause the applicable Buyer’s Agent(s) to maintain all Confidential Information in accordance with this Section 21 (provided, that in no event shall Buyer be responsible for any breach of the confidentiality obligations herein by any of Buyer’s Agents). The foregoing provisions shall not apply to any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure or any action or inaction by Buyer or Buyer’s Agents in breach of this Agreement), (ii) was available to Buyer on a non-confidential basis prior to disclosure by Seller from a person who is not actually known by Buyer to be bound by a confidentiality agreement with Seller, or is not otherwise actually known by Buyer to be prohibited from transmitting the Confidential Information to Buyer, (iii) becomes available to Buyer on a non-confidential basis from a person who is not actually known by Buyer to be bound by a confidentiality agreement with Seller, or is not otherwise actually known by Buyer to be prohibited from transmitting the Confidential Information to Buyer, or (iv) was or is developed by Buyer or Buyer’s Agents independently of any disclosure made hereunder and non-derivative of, or directly or indirectly based on, any such Confidential Information.

(d) Neither Seller nor Buyer shall at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless (i) such release or communication does not disclose the identity of the Buyer J.P. Morgan Investment Management Inc. or JPMorgan Chase Bank, N.A. and the releasing party provides the other party hereto with at least five (5) days prior notice of such release or communication, or (ii) such release or communication has received the prior approval of the other party hereto.

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(e) The provisions of this Section 21 shall survive the consummation of the purchase and sale of the Property or any termination or cancellation of this Agreement.

22. Broker and Commission. Seller and Buyer warrant and represent to each other that all negotiations related to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, with the exception of Broker (as defined below). Seller warrants and represents to Buyer that, other than Jones Lang LaSalle (the “Broker”), Seller has not entered into any agreement or arrangement and have not received services from any broker or broker’s employees or independent contractors which would give rise to any claim of lien or lien against the Property, and there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of its dealings, negotiations or communications except the commission payable by Seller to Broker at Closing, pursuant to a separate written agreement between Seller and Broker. Buyer warrants and represents to Seller that Buyer has not entered into any agreement or arrangement and has not received services from any broker or broker’s employees or independent contractors which would give rise to any claim of lien or lien against the Property, and there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of its dealings, negotiations or communications. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless each of the others from and against any and all liabilities, damages, losses, costs and expenses (including attorneys’ fees and expenses) in any manner arising out of, by reason of or in connection with the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The provisions of this Section 22 shall survive the consummation of the purchase and sale of the Property or any termination or cancellation of this Agreement.

23. Survival. The provisions of this Section 23 and Sections 3, 4(a), 4(d), 4(e), 11, 14, 16(h), 18, 21, 22, 25(q) and 25(r) of this Agreement shall survive any termination or cancellation of this Agreement in accordance with its terms, the consummation of the purchase and sale of the Property, the delivery of the Deed and the payment of the Purchase Price. Except as expressly set forth in this Section 23 or as otherwise expressly set forth in this Agreement, the terms and provisions hereof shall not survive the termination or cancellation of this Agreement in accordance with its terms or the consummation of the purchase and sale of the Property, the delivery of the Deed and the payment of the Purchase Price. Notwithstanding anything to the contrary contained herein, and subject to the express terms and provisions of this Agreement, including, without limitation, Section 17(a) hereof, the Seller’s Representations shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price for a period of seven (7) months after the Closing Date (the “Survival Period”), except to the extent that Buyer shall have notified Seller in writing, of a claim based on the breach thereof and commences an action on or before the expiration of the Survival Period, in which case such specific representation shall survive until final resolutions thereof. Notwithstanding anything set forth in this Agreement to the contrary, in no event shall (A) a claim for breach of representation or warranty be made unless the claims, individually or in the aggregate, shall be in excess of $50,000 after taking into account all prior claims, and (B)

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Seller be liable to Buyer for consequential, speculative, exemplary, remote or punitive damages, or any other damages, and Buyer hereby waives and releases any right to seek or collect any such consequential, speculative, exemplary, remote or punitive damages, or any damages other than Buyer’s actual damages as set forth in the immediately preceding sentence. For purposes of this Agreement, “Cap” shall mean the total aggregate amount equal to ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000). For avoidance of doubt, the Cap set forth in the preceding sentence shall not apply to a breach of Section 22. Without limiting the generality of the foregoing, in consideration of Seller’s post-closing obligations set forth in this Section 23, Seller covenants to Buyer that it shall not liquidate, dissolve, wind-up, or consolidate or merge with any other entity in whole or in part during the Survival Period and shall at all times during the Survival Period maintain a liquid net worth of at least $1,500,000.00 (the “Financial Covenant”); provided, however, if Buyer has filed a legal proceeding against Seller under this Agreement during the Survival Period, then Seller shall continue to maintain the Financial Covenant after the Survival Period until the litigation has been resolved in an amount equal to the aggregate claims in such lawsuit up to the Cap. David Burch, an individual residing in the State of Florida, and Jeff Berryhill, an individual residing in the State of Florida (collectively, the “Guarantor”) is executing this Agreement for the purpose of guaranteeing Seller’s compliance with the Financial Covenant set forth in this Section 23. In the event that Seller fails to maintain the Financial Covenant, Guarantor hereby acknowledges and agrees to provide Seller with funds in an amount sufficient to satisfy the Financial Covenant. Guarantor hereby acknowledges and agrees that the covenants contained in this Section 23 are a material inducement to Buyer entering into the transactions contemplated hereby. This Section 23 shall survive the Closing.

24. Seller’s Tax Deferred Exchange. Buyer may acquire the Property or any portion thereof or interest therein as part of one or more Internal Revenue Code Section 1031 Tax Deferred Exchanges for its benefit. Seller agrees to assist and cooperate in any such exchange and to execute any and all documents as are reasonably necessary in connection with any such exchange, provided that Seller shall not be obligated to incur any cost or expense in connection with any such exchange. Seller’s obligation to sell the Property, and Buyer’s obligation to buy the Property, pursuant to this Agreement, shall not be conditioned on Buyer’s ability to acquire the property as part of a Tax Deferred Exchange. Buyer acknowledges that Seller may desire to sell the Property as part of one or more Internal Revenue Code Section 1031 Tax Deferred Exchanges for its benefit. Buyer agrees to assist and cooperate in any such exchange and to execute any and all documents as are reasonably necessary in connection with any such exchange, provided that Buyer shall not be obligated to incur any cost or expense in connection with any such exchange.

25. General Provisions.

(a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be either (i) delivered by hand or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below their respective executions hereof, or to such other addresses as are specified by written notice given in accordance herewith, or (ii) be transmitted by electronic mail to the electronic mail addresses for each party set forth below their respective executions hereof, with a confirmation copy sent pursuant to clause (i), or (iii) to such other

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addresses as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by electronic mail shall be deemed given on the date of the delivery of the confirmation copy pursuant to clause (ii) above. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or electronic mail address of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the first calendar day after deposit with commercial courier, or on the date of electronic mail transmittal, as the case may be.

(b) Counterparts; PDF as a Writing. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of the parties hereto be contained on any one counterpart hereof. Additionally: (i) the signature pages taken from separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts; and (ii) electronic delivery of signature (i.e., transmission by any party of its signature on an original or any copy of this Agreement by electronic mail over the internet in electronic format (e.g., so-called “PDF” or “portable document format” or DocuSign)) shall be deemed to be the delivery by such party of its original signature hereon. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts, taken together or collectively, as the case may be, shall constitute one and the same instrument. Notwithstanding any statutory or decisional law to the contrary, notices and documents delivered by electronic delivery (i.e., transmission by electronic mail over the internet in electronic format (e.g., so-called “PDF” or “portable document format”)) shall be deemed to be “written” and a “writing” for all purposes of this Agreement.

(c) Assignment; Successors and Assigns. Except as expressly provided in this Section 25(c), this Agreement may not be assigned by Buyer, in whole or in part, without the prior written consent of Seller, and any such assignment without the consent of Seller shall be null and void and of no force or effect. Buyer may assign its rights under this Agreement to another entity provided that (i) Buyer notifies Seller of such assignment and the identity of the assignee at least ten (10) days prior to Closing, and (ii) such entity is under common control with Buyer, wholly-owned by Buyer or is a joint venture, or a subsidiary of a joint venture, in which Buyer is a member. Any such assignee shall assume in writing all the obligations and liabilities of Buyer hereunder. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (other than any construction lender in connection with the Construction Loan).

(d) Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

(e) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of

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this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

(f) Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

(g) Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

(h) Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(i) Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

(j) Time of Essence; Dates. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date.

(k) Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia.

(l) Entire Agreement; Modification. This Agreement supersedes all prior discussions and agreements among Seller and Buyer with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Seller and Buyer with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer.

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(m) Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

(n) Authority. Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

(o) Counsel. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

(p) No Construction Against Preparer. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision. Seller and Buyer acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

(q) Memorandum of Agreement. No later than two (2) business days after the Effective Date, Seller shall execute, acknowledge and deliver to the Escrow Agent a memorandum of this Agreement (the “Memorandum”). The Memorandum shall be in the form attached hereto as Exhibit “J”, and shall, at Buyer’s option, be recorded in the applicable land records by the Escrow Agent as of the date hereof. Within five (5) business days after the Effective Date, Buyer shall deliver an executed termination of the Memorandum to be held in escrow by the Escrow Agent and released to Seller (or recorded in the applicable land records at Seller’s request) in the event of a default by Buyer hereunder. The obligations under this Section 25(q) shall survive termination of this Agreement.

(r) Books and Records; Financial Information. Buyer has advised Seller that Buyer (or any direct or indirect owner of Buyer or affiliate thereof) may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission rules), audited financial statements, pro forma financial statements and other financial information related to the Property (the “Financial Information”). If requested by Buyer or any of its affiliates following the Closing, Seller agrees to (1) use its commercially reasonable efforts, at no cost or expense to Seller, to cooperate with Buyer and its affiliates in preparing the Financial Information, including, if requested by Buyer

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or any of its affiliates, using commercially reasonable efforts to (i) make available to Buyer information regarding the Property that is in the possession of Seller or of any manager of the Property and that is reasonably necessary for Buyer and its representatives and agents to prepare the Financial Information and (ii) make employees of Seller or of any manager of the Property who have knowledge of the Property, and any accountant of Seller, available for interview by Buyer or its affiliates, and (2) deliver a customary representation letter in such form as is reasonably required by Buyer’s third-party accountants (the “Accountants”), with such facts and assumptions as reasonably determined by the Accountants to make such certificate accurate, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Public Company Accounting Oversight Board. In addition, at the request of Buyer or any of its affiliates, to the extent that Seller’s financial statements for the Property have been previously audited, Seller also agrees to (1) provide a copy of such financial statements to Buyer and (2) use commercially reasonable efforts to cause the auditor of Seller’s financial statements to provide its consent to the inclusion of its report, without exception or qualification, with respect to such audited financial statements, and to provide to Buyer and/or their affiliates or the underwriters or purchaser in any financing with appropriate comfort letters in accordance with the American Institute of Public Accountants’ professional standards. Buyer shall indemnify, defend and hold Seller, each Seller Party and any other employee, person or entity acting on behalf of Seller free and harmless from and against any and all claims, liabilities, damages, liens, losses, injury, costs and expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses and court costs) suffered, incurred or sustained by any such indemnified party in connection with this Section 25(r), but excluding any losses suffered, incurred or sustained by such indemnified party as a result of Seller’s gross negligence, willful misconduct or intentional misrepresentation. In no event shall Buyer be entitled to assert any cause of action against Seller nor any indemnified party, nor shall any indemnified party have any personal liability whatsoever for any matter under or related to this Section 25(r). The provisions of this Section 25(r) shall survive Closing.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute, seal and deliver this Agreement, all as of the Effective Date.

SELLER:

OLD LOUISVILLE SAVANNAH
PROPCO, LLC, a Delaware limited liability company

By:	(SEAL)
Name: David Burch
Title: President

Initial address for notices:

820 A1A N, Suite E-21
Ponte Vedra Beach, FL 32082
Telephone: (706) 340-0960
Email: david.burch@inlightre.com

With a copy to:

Nelson Mullins Riley & Scarborough, LLP 201 17th Street NW, Suite 1700
Attention: Jenna L. Lasseter, Esq.
Telephone: (404) 322-6524
Email: jenna.lasseter@nelsonmullins.com

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Purchase and Sale Agreement – InLight Savannah]

BUYER:

SAVANNAH TERMINAL REALTY
COMPANY LLC, a Delaware limited liability
company

By:	(SEAL)
Name: Robert Niedzwiecki
Title: Authorized Signatory

Initial address for notices:

277 Park Avenue, 9th Floor
New York, New York 10172
Attention: Robert Niedzwiecki
Telephone: (212) 648-2127
Email: robert.x.niedzwiecki@jpmorgan.com

With a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Edward M. Rishty
Telephone: (212) 909-6040
Email: emrishty@debevoise.com

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Purchase and Sale Agreement – InLight Savannah]

Guarantor is signing below for the limited purpose of agreeing to be bound by Section 23 of this Agreement:

DAVID BURCH
By:

JEFF BERRYHILL
By:

[Signature Page to Purchase and Sale Agreement – InLight Savannah]

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby acknowledges receipt of the Deposit and agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

CHICAGO TITLE INSURANCE COMPANY

By:	(SEAL)
Name: Mark Krivelevich
Title: National Underwriter

[END OF SIGNATURES]

[Signature Page to Purchase and Sale Agreement — InLight Savannah]

EXHIBIT A

Legal Description

Lax Parcel:

All that certain lot, tract or parcel of land situate, lying and being in the County of Chatham, State of Georgia, near the Five and Three-Quarter (5-3/4) mile post on the Louisville Road, containing Six and Eighty-Three One-Hundredths (6.83) acres, more or less, having a frontage of Three Hundred Ninety-Seven and Seven-Tenths (397.7) feet, more or less, on the Old Louisville Road, and being more particularly described as follows: Beginning at the point where the Northeast corner of the tract herein conveyed adjoins the lands now or formerly of Beville, and the Old Louisville Road, running thence South Fifteen Degrees Fifty-Two (S-15 Degrees 52’-W) Minutes West, a distance of Seven Hundred Seventy-Eight and Six-Tenths (778.6’) feet, more or less, to a stake; running thence North Eighty-Eight Degrees Nine (N-88 Degrees 9’-W) Minutes West, a distance of Three Hundred Eighty-Nine and Nine-Tenths (389.9’) feet, more or less, to a stone; running thence North Fifteen Degrees Fourteen Minutes (N-15 Degrees 14’-E) East, a distance of Seven Hundred Seventy-Eight and Eight-Tenths (778.8’) feet, more or less, to a stone on the Southern boundary of the right-of-way of the Old Louisville Road, South Eighty-Eight Degrees Nine Minutes (S-88 Degrees 9’ E) Minutes East, a distance of Three Hundred Ninety-Seven and Seven-Tenths (397.7’) feet, more or less, to the point of beginning, being the same property which was conveyed by the Lovell Company to Lewis R. Jones on December 15, 1919, by deed recorded in Chatham County Records in Book of Deeds 14 V’s, Folio 93, and conveyed by the heirs of Lewis R. Jones to Mrs. Florence Jones by deeds of Gift recorded in Chatham County Records in Book of Deeds 39 V’s, Folio 39 and 41 Z’s, Folio 149;

EXCEPTING therefrom the portion of the above described tract which was conveyed by Benny Lax to R. L. Yeomans by Deeds dated October 3, 1953, and recorded in the Chatham County Records in Book of Deeds 58 R’s, Folio 569, to which said deed reference is hereby made for purposes of determining the location, boundaries and dimensions of the tract hereby excepted.

FURTHER EXCEPTING therefrom the portion of the above described tract which was conveyed by Jeffrey B. Lax and Linda J. Lax to Randall Knowles by Gift Deed with Right of First Refusal dated August 11, 2005, and recorded in Deed Book 333-L, Page 191, Chatham County, Georgia records, to which said deed referenced is hereby made for the purposes of determining the location, boundaries and dimensions of the tract hereby excepted.

PIN No. 60925-04003.

McNamara Parcel:

All that certain portion of lot, tract or parcel of land situate, lying and being in the City of Garden City, County of Chatham, and State of Georgia, known and designated as Lot 2-A, containing 1.09 acres, upon that certain plat of survey prepared by Harold R. Johnson, R.L.S. #1137, dated May 26, 2004, and last revised April 21, 2005, recorded in the Office of the Clerk of the Superior Court of Chatham County, Georgia, in Plat Record Book 38-P, Page 34, together with a non-exclusive use o that certain 40’ foot Access Easement described on said plat of survey incorporated herein and made a part hereof for better determining the metes, bounds and dimensions of the property herein conveyed.

PIN No. 60925-04004.

Hicks Parcel:

All that certain lot, tract or parcel of land situate, lying and being in the 8th G.M. District, Chatham County, Georgia, containing 54.37 acres, more or less, and shown and designated on that certain plat of survey dated November 19, 2008, prepared by Warren E. Poythress, Georgia Registered Land Surveyor No. 1953, entitled “Property Survey for Richard Hicks, located in the 8th G.M.D., Chatham County, Georgia,” recorded in the Office of the Clerk of the Superior Court of Chatham County, Georgia, in Book 42-P, Page 94. Said plat is incorporated herein by this reference for descriptive and all other purposes.

PIN No. 60925-04001.

EXHIBIT B

Personalty

None.

EXHIBIT C-1

Leases

That certain Lease Agreement, dated April 29, 2022, by and between Old Louisville Savannah Propco, LLC, a Delaware limited liability company, as landlord, and Barsan Global Logistics Inc., a New York corporation (“Barsan”), as tenant (the “Barsan Lease”).

EXHIBIT C-2

Contracts

1.	That certain Lighting Services Agreement to be executed by and between Old Louisville Savannah Propco, LLC, a Delaware limited liability company, as customer, and Georgia Power Company, as provider.

2.

That certain Encroachment Agreement for Easement to be executed by and between Old Louisville Savannah Propco, LLC, a Delaware limited liability company, as grantee, and Georgia Power Company, as grantor.

EXHIBIT D

Construction Plans

See attached.

BARSAN WORK LETTER

EXHIBIT H

WORK LETTER

(with Examples)

1000 – General Conditions

-	General Liability Insurance and Workman’s Compensation Insurance

-	Temporary Utilities

-	Supervision

-	Equipment & Tools

-	Materials for Safety Requirements

-	Project Management

-	Final Cleaning

-	Allowance for Building Permits

-	Allowance for TI Office Areas

2000 – Sitework

-	+/- 60 Acres of sitework

-	Survey / Layout

-	Mobilization

-	Clear / Grub / Grind & Dispose

-	Erosion Control

-	Strip / Stockpile

-	Post Strip Stabilization

-	Cut/Fill

-	Structural fill soil cement

-	Building Pad soil cement (45lbs/SF @12” depth)

-	Concrete paving areas (45lbs/SF@12” depth)

-	Fine Grade

-	Dispose Topsoil in ponds

-	Topsoil Respread

-	Storm Drainage

-	Sanitary Sewer

-	Fire Service water

-	Domestic water service

-	Raking & grassing

-	Curb & Gutter

-	LD Asphalt Paving (Car parking areas 6” GABC and 2” asphalt)

-	HD Concrete Paving (Truck areas, 7” unreinforced)

-	Allowance for Landscaping / Irrigation

-	Directional Signs & Lot Striping

-	Allowance for Guardhouse with electrical and data wiring to main building

-	Site lighting at car parking and trailer parking

-	Chain link fencing - 8’ perimeter fencing with 35’ wide manual gates

3000 – Concrete

-	Continuous Footings

-	Spread Footings

-	Brace Footings

-	CIP Ramp walls

-	7” Unreinforced SOG stone base excluded

-	Dock Pits

-	10 mil VB – office area 5000sf

-	1 Coat of Ashford at SOG

-	8.5” Tilt walls W/ 3.5lbs rebar

-	Pump room tilt walls and lid

-	Interior painted bollards

-	Exterior Galvanized bollards

-	Sidewalks

-	Concrete Stoops

5000 – Metals

-	Complete steel package to ensure 130’ Clear span 32’ clear

-	Embed channels, and dock pit frames

-	Downspout guards

-	Pipe Bollards

-	Stairs, Rails and Ladders

-	Tilt Panel Embeds

7000 – Thermal Moisture Protection

-

One (1) layer of 3.5” thick Type II, Class 1, Grade 2 (20psi) polyisocyanurate insulation mechanically fastened to roof deck with approved plates and fasteners per manufacturer’s specification to achieve LTTR=20.0.

-	45-mil white scrim-reinforced mechanically attached Thermoplastic Polyolefin (TPO) Roof System per manufacturer’s specification.

-	45-mil TPO flashing with membrane up and over parapet as required.

-	Manufacturer’s standard roof to roof expansion joint as required.

-	24-gauge prefinished galvanized steel coping, gutters, and downspouts (standard colors).

-	Manufacturer’s standard walkway pad 10 linear feet only at roof access.

-	2-year Installer’s Warranty.

-	Manufacturer’s 15-year Total Systems Warranty.

-	Caulking wall panels, interior & exterior.

-	Caulking perimeter floor joints.

8000 – Doors and Windows

-	HM doors and frames as shown on layout drawing of the warehouse

-	(67) 9 x 10 non insulated OH doors, manual operation

-	(2) 12 x 14 drive in doors, motorized operators

-	(67) 40K mechanical dock levelers – Part of TI Allowance

-	(67) 48” Z guard track protectors - Part of TI Allowance

-	(67) Kelley Model Rigid Frame Truck Shelters - Part of TI Allowance

-	(34) Dock Light/Fan combos - Part of TI Allowance

9000 – Finishes

-	Exterior tilt wall painting, exterior only

-	HM doors and frames as shown on layout drawing of the warehouse

-	Misc steel interior, bollards, dock pit frames

-	Pump Room

10000 – Specialties

-	Fire Extinguishers

-	Allowance for Code compliant signage0

-	Knox Box

15000 – Fire Protection

-	Complete fire protection package with ESFR overhead

-	1,500 GPM Electric Fire pump

15000 –HVAC

-	3- Greenheck Make Up Air Units: 487.2 mbh, 5,000 cfm, 110* LAT, 2 hp, 460/3

-	3- roof curbs

-	Discharge duct

-	Column mounted controls

-	Gas piping

-	3- 5 HP 48” roof mounted upblast exhaust fans to achieve 1 ACH

-	3- roof curbs

-	3- 6’x10’ motorized mill finished wall louvers with 120-volt actuators

-	1- electric heater for the pump room

-	2- 800 cfm exhaust fans with fire dampers

-	2- 2x2 motorized louvers

-	Lift and crane rental

-	Start up and first year warranty

15000 – Plumbing

-	1,200’ – Domestic water line tees and valves installed for future

-	250’ – Underground sanitary sewer, 6” mains, cleanouts every 100’.

-	Full plumbing design for shell

16000 – Electrical

-	124-LED High Bay w/Motion Sensor

-	22-Exit/Combo Lights @ Man Doors

-	20-LED Egress Lights Above Man Doors

-	14-LED Exterior Wall Pack Light Fixture

-	1-Site Lighting Controls

-	1-1,600Amp Aluminum Service Feeder

-	1-1,600Amp Main Switchboard

-	1-Service Grounding/Metering per NEC

-	1-100Amp House Service/Panels/Transformer

-	4-100Amp 277/480V Lighting/HVAC/Dock Panels

-	4-30KVA Dock Transformers

-	4-100Amp 120/208V Dock Panels

-	1-200Amp 277/480V Office Panel

-	1-75KVA Office Transformer

-	1-200Amp 120/208V Office Panel

-	65-Duplex Receptacle Every Other Dock Door

-	3-Rooftop 2HP MAU Power

-	3-5HP Upblast Fan Power

-	3-Louver/Interlock Power

-	Pump/Electric Room Power/Lighting/HVAC

-	Power to Fire Pump/Jockey Pump

-	(2) 4” PVC conduits to ROW for Tele/Data Service

-	Plywood Phone Board/Grounding/Receptacle

-	Fire Alarm Monitoring System- FP & Risers PVC Conduits/Aluminum Feeders

-	Modular/ MC Cable allowed by the NEC

-	Engineering

-	Fees / Permitting

ADDITIONAL TENANT REQUIREMENTS FOR LANDLORD’S WORK

-         %50 percent of docks at the upper side of the building, shall be equipped with pull chain mechanical dock leveler. 40000 lbs or higher capacity for each dock leveler. (sample photo at Example A attached hereto)

-         Secured gated entrance with dedicated lanes for gate in and out with automated barriers (sample photos attached at Example B attached hereto, two lanes will be sufficient for that yard for each entrance/exit points)

-         Modular office at the entrance of quality similar to that at Example C attached hereto.

-         Pillar sign at the entrance and visible from the road (the one in the attached photo also represents what we have in mind , also another sign on top of the modular office would be good)

-         Proper, secure fence all around the yard consistent that at Example D attached hereto

-         Proper lightning in the yard, the lightning shall be sufficient to prevent dark spots at night for security reasons consistent with that at Example E attached hereto

-         Tenant to provide technical drawing for container layout which shall be attached at Example F attached hereto

Example A (Dock Levelers)

Example B (Entry Exit)

Example C Omitted

Example D (Fencing)

Example E (Lighting)

Architectural Plans

HICKS - InLIGHT TRANSLOAD

SEMI-HEATED (ASHRAE 90.1)

GARDEN CITY, GEORGIA

ABBREVIATIONS

[illegible]

SYMBOLS

KEYNOTE	PLYWOOD (LARGE SCALE)
WALL TYPE	PLASTER, GYPSUM WALLBOARD
EXTERIOR ELEVATION MATERIAL/FINISHES INDICATOR	RIGID INSULATION
WALL SECTION INDICATOR	BATT INSULATION
ELEVATION INDICATOR	EARTH
DETAIL REFERENCE INDICATOR	GRAVEL
INTERIOR ELEVATION MARK	CONCRETE
DOOR REFERENCE NUMBER	BRICK
WINDOW REFERENCE NUMBER	STEEL, IRON
ROOM NAME & NUMBER	ALUMINUM
CEILING FINISH	WOOD FINISH
FLOOR FINISH	WOOD DIMENSIONAL
WALL FINISH / BASE FINISH	
ACCENT WALL FINISH	
FLOORING TRANSITION	
MILLWORK CABINET FACE FINISH	
MILLWORK COUNTERTOP FINISH	
ROOF MOUNTED EXHAUST FAN - SEE MECHANICAL DRAWINGS	

DRAWING INDEX

SHEET NUMBER	SHEET NAME
ARCHITECTURAL	
A-001	COVER SHEET
A-002	CODE ANALYSIS
A-003	LIFE SAFETY PLAN
A-101	OVERALL FLOOR PLAN
A-111	PARTIAL FLOOR PLAN
A-112	PARTIAL FLOOR PLAN
A-121	ENLARGED PLANS
A-131	ROOF PLAN
A-132	ROOF MISC. DETAILS
A-201	EXTERIOR ELEVATIONS
A-202	EXTERIOR ELEVATIONS
A-311	WALL SECTIONS
A-312	WALL SECTIONS & DETAILS
A-401	MISC. DETAILS
A-501	UL DETAILS
A-601	DOOR SCHEDULES, FRAMES & DETAILS
A-602	WINDOW ELEVATIONS & DETAILS

PROJECT DIRECTORY

OWNER'S REP:	INLIGHT REAL ESTATE PARTNERS	CHARLES MARGIOTTA
CONTRACTOR:	OMEGA CONSTRUCTION	BARRETT HENNINGS
ARCHITECT & DESIGNER:	ATLAS COLLABORATIVE, LLC	TIM KEITH
STRUCTURAL:	HAINES GIPSON & ASSOCIATES	KATY LAWRENCE
CIVIL:	COLEMAN COMPANY, INC	GREG COLEMAN
MECHANICAL, ELECTRICAL & PLUMBING:	DESIGN BUILD	DESIGN BUILD

GENERAL NOTES

1. DO NOT SCALE DRAWINGS. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. PROVIDE UL APPROVED ASSEMBLIES AT ALL JOINTS, HEADS, SILLS AND PENETRATIONS IN ANY WALLS IDENTIFIED AS FIRE-RATED. ALL ASSEMBLIES MUST MEET OR EXCEED FIRE RATING OF HOSTED WALL.

APPLICABLE CODES

INTERNATIONAL BUILDING CODE (ICC) 2018 EDITION WITH GEORGIA AMENDMENTS
INTERNATIONAL PLUMBING CODE (ICC) 2018 EDITION WITH GEORGIA AMENDMENTS
INTERNATIONAL MECHANICAL CODE (ICC) 2018 EDITION WITH GEORGIA AMENDMENTS
INTERNATIONAL FUEL GAS CODE (ICC) 2018 EDITION WITH GEORGIA AMENDMENTS
NATIONAL ELECTRICAL CODE 2020 EDITION
INTERNATIONAL ENERGY CONSERVATION CODE (ICC) 2015 EDITION WITH GEORGIA SUPPLEMENTS AND AMENDMENTS

FIRE CODES:
INTERNATIONAL FIRE CODE (ICC) 2018 EDITION WITH GEORGIA AMENDMENTS
RULES AND REGULATIONS OF THE SAFETY FIRE COMMISSIONER FOR THE STATE MINIMUM FIRE SAFETY STANDARDS
NATIONAL FIRE PROTECTION ASSOCIATION (NFPA) 101 LIFE SAFETY CODE 2018 EDITION WITH GEORGIA AMENDMENTS

GEORGIA ACCESSIBILITY LAW 120-3-20

"COMPLIANCE WITH THE 2018 INTERNATIONAL FIRE CODE SECTION 510 FOR EMERGENCY RESPONDER RADIO COVERAGE SHALL BE REQUIRED. ALL ASSOCIATED COST RELATED TO THIS CODE SECTION SHALL BE AT THE PROJECT/OWNER'S EXPENSE. SYSTEM NOT PROVIDED BY LOCAL MUNICIPALITY."

LOCATION MAP

ATLAS COLLABORATIVE

HICKS - InLIGHT TRANSLOAD

GARDEN CITY, GA

©2022, Atlas Collaborative LLC. [illegible]

Print Record

Revisions

Issue Date | Job No.

Sheet Title

COVER SHEET

Sheet No.

A-001

ISSUED FOR CONSTRUCTION

Civil Plans (Cover Page)

CONSTRUCTION PLANS FOR
PROPOSED TRANSLOAD FACILITY

PREPARED FOR
INLIGHT REAL ESTATE PARTNERS

I, PATRICK WARNER, PE, A REGISTERED PROFESSIONAL ENGINEER IN THE STATE OF GEORGIA, HEREBY CERTIFY THAT THIS STORM WATER MANAGEMENT PLAN FOR THE PROJECT KNOW AS "PROPOSED TRANSLOAD FACILITY" HAS BEEN PREPARED UNDER THE DIRECT SUPERVISION, AND , IN MY OPINION, MEETS THE STORMWATER MANAGEMENT AND SITE PLANNING AND DESIGN CRITERIA PRESENTED IN THE CSS AND THE GSMM. THIS 14TH DAY OF JANUARY, 2022.

I, PATRICK WARNER, PE, A REGISTERED PROFESSIONAL ENGINEER IN THE STATE OF GEORGIA, HEREBY CERTIFY THAT THE CUMULATIVE EFFECT OF THE PROPOSED DEVELOPMENT, WHEN COMBINED WITH ALL OTHER EXISTING AND ANTICIPATED DEVELOPMENT, SHOULD NOT INCREASE THE WATER SURFACE ELEVATION OF THE BASE FLOOD MORE THAN ONE FOOT AT ANY POINT WITHIN THE COMMUNITY.

VICINITY MAP (N.T.S.)

SITE

REVISIONS

PROJECT SITE DATA

PROJECT ADDRESS:	US HWY 80
PROJECT CITY, STATE:	GARDEN CITY, GA
OWNER/REPRESENTATIVE:	INLIGHT REAL ESTATE PARTNERS
PROPERTY AREA:	59.88 ACRES
DISTURBED AREA:	48.20 ACRES
ZONING:	I-1
VERTICAL DATUM:	NAVD 88
HORIZONTAL DATUM:	NAD 83
FLOOD ZONE:	X, AE
WATER & SEWER PROVIDER:	CITY OF GARDEN CITY
PINS:	60925 04001, 60925 04004, 60925 04003
SURVEY PREPARED BY:	COLEMAN COMPANY, INC.
GEOTECHNICAL BY:	TERRACON
ARCHITECT:	
CONSTRUCTION EXIT LOCATION:	N32.096146, W81.186124

SHEET INDEX

Sheet Number	Sheet Title
COV	COVER
C0.0	SHEET LEGEND
C0.1	CONSTRUCTION NOTES
C1.0-C1.X	EXISTING CONDITIONS
C2.0-C2.X	DEMOLITION PLAN
C3.0-C3.X	STAKING PLAN
C4.0-C4.X	PAVING PLAN
C5.0-C5.X	GRADING PLAN
C6.0-C6.X	DRAINAGE PLAN
C7.0-C7.X	UTILITY PLAN
C8.0-C8.X	CONSTRUCTION DETAILS
C9.0-C9.X	CONSTRUCTION DETAILS
CE1.0-CE1.X	INITIAL ES&PC PLAN
CE2.0-CE2.X	ES&PC INTERMEDIATE
CE3.0-CE3.X	ES&PC FINAL
CE4.0-CE4.X	EROSION CONTROL DETAILS
CE5.0	NPDES PERMIT NOTES
CE5.1	NPDES PERMIT NOTES
L1.0	EXISTING CONDITIONS
L1.1	ARBORIST REPORT
L1.2-L1.3	LANDSCAPE PLAN
L1.4	LANDSCAPE DETAILS
SL	SITE LIGHTING PLAN

COLEMAN COMPANY
ENGINEERS • SURVEYORS

NOT FOR CONSTRUCTION

REVISIONS:

CIVIL CONSTRUCTION PLANS FOR
PROPOSED TRANSLOAD FACILITY
LOCATED IN GARDEN CITY, GA
PREPARED FOR INLIGHT REAL ESTATE PARTNERS

JOB NUMBER:	21-1056
DATE:	05/27/22
DRAWN BY:	PJW
CHECKED BY:	PJW
SCALE:	AS NOTED

COVER

SHEET:
COV

EXHIBIT E

Escrow Instructions

1.1 Duties of Escrow Agent. Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Buyer, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities shall be to hold the Earnest Money and other documents delivered to it as agent and to dispose of the Earnest Money and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Earnest Money and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Earnest Money or for any diminution in value of the Earnest Money from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Seller and Buyer hereby jointly agree to indemnify, defend and hold Escrow Agent harmless against any and all loss, damage or expense (including but not limited to reasonable attorneys’ fees and expenses, if any, and the enforcement of this indemnity) which it may incur by reason of performance, in the absence of willful misconduct or gross negligence, of its obligations and duties as Escrow Agent. Escrow Agent may, at the expense of Seller and Buyer, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, involve it in any liability unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

1.2 Disputes. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Earnest Money until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Earnest Money, or, in the absence of authorization, Escrow Agent shall hold the Earnest Money until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the Closing Date and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Earnest Money with a court of the State of New York pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Buyer in connection with the Earnest Money.

EXHIBIT F

Due Diligence Materials

See attached.

Notwithstanding anything to the contrary contained in the Agreement, the parties acknowledge that this data room index was prepared as of 2:30PM on June 10, 2022. Any items posted prior to 2:30PM on June 3, 2022 (the “Cut Off Date”) shall be subject to Buyer’s review in all respects for an additional due diligence period of seven (7) days (the “Outside Date”). In the event that Buyer objects to any item posted to the data room prior to the Cut Off Date for any reason or no reason, then Buyer shall have the right to terminate this Agreement by giving written notice to Seller on or before the Outside Date. In the event Buyer timely delivers the notice required by the immediately preceding sentence to Seller, then Escrow Agent shall immediately return the Earnest Money to Buyer, all rights and obligations of the parties under this Agreement shall cease and terminate without any further liability of either party to the other (except for those that expressly survive termination as provided in this Agreement), and this Agreement shall become null and void. If Buyer does not terminate this Agreement in accordance with this paragraph on or before the Outside Date, then Buyer shall be deemed to waive the right to terminate the Agreement as set forth herein.

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Cultural Resources**

Name	Modified	Modified By
4806 Old Louisville Road Structure Assessment InLight Real Estate Corps of Enginners Savannah February 2...	February 8	Charles Margiotta
Hicks Property Phase I Report Archeological Survey.pdf	8 hours ago	Douglas Campbell
Historic Property_SAS-2021-00490 (002).jpg	January 27	Charles Margiotta
Old Louisville Road Structure Assessment-revised report, March 2022.pdf	March 11	Charles Margiotta
Site Form_9CH1556 Archeological Survey.pdf	8 hours ago	Douglas Campbell

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Entitlements**

Name	Modified	Modified By
Erosion Control Plan GASWCC ESPCP Proposed Transload Facility R (003) .xlsm	6 hours ago	Douglas Campbell
Garden City - Clearing Grading Permit 5.23.22 Land Disturbance Activity (LDA) Permit.pdf	6 hours ago	Douglas Campbell
Hicks Entitlements and Permits.docx	6 hours ago	Douglas Campbell
PC Notification Approval Letter - Hick Property_Transload Facility_12-14-2021.pdf	10 hours ago	Douglas Campbell
Stamped - Clearing Grading Construction Plans 5.17.22.pdf	9 hours ago	Douglas Campbell

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Environmental**

Name	Modified	Modified By
Inkight Hicks Lax and McNamara Tracts - RL&C - Signed 10.26.21.pdf	November 2, 2021	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Geotech**

Name	Modified	Modified By
Appendix - ES215298_REV02 Hicks Geo Supplement.pdf	8 hours ago	Douglas Campbell
ES215298 - Hicks Garden City Warehouses_Draft.pdf	December 2, 2021	Charles Margiotta
ES215298 - Hicks Garden City Warehouses_rev01_final.pdf	January 31	Charles Margiotta
RE Hicks Buyer Review Comments: Civil and GeotechnicalSupplementary Investigation.msg	June 2	Douglas Campbell

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **JP Consultants**

Name	Modified	Modified By
Att A - ESA Doc List ver 2019.docx	March 30	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Phase 1**

Name	Modified	Modified By
HICKS OLD LOUISVILLE_ESA SIGNED 8-18-21.pdf	October 22, 2021	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Plans**

Name	Modified	Modified By
00 - Design Build Electrical Drawings5.17.22 Permit Set.pdf	9 hours ago	Douglas Campbell
00 - Hicks Transload - HVAC - Permit Set - 052422.pdf	9 hours ago	Douglas Campbell
01 - P1.0 - OVERALL PLUMBING FLOOR PLAN Permit Set.pdf	9 hours ago	Douglas Campbell
2022-0222 - HicksTransload_DesignReview.pdf	February 24	Charles Margiotta
2022-0602 - HicksTransload_PERMIT SET Architectural.pdf	9 hours ago	Douglas Campbell
21-1056 Hicks Hwy 80 topo 2022.01.10.dwg	March 2	Charles Margiotta
21-1056 MAIN PROJECT - Permit Set.pdf	March 2	Charles Margiotta
21-1056-MAIN PROJECT_CAD File.dwg	March 2	Charles Margiotta
Arch Plans - Pricing Set - HicksTransload 4.7.22.pdf	April 7	Charles Margiotta
Hicks 2022-06-02 Issue for Permit Set Structural.pdf	9 hours ago	Douglas Campbell
Hicks Civil Plans 05.27.22 3rd Submission.pdf	9 hours ago	Douglas Campbell
Structural Plans - Pricing Set - HicksTransload 4.7.22.pdf	April 7	Charles Margiotta
Updated Sheet C6.1.pdf	February 28	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Schedule**

Name	Modified	Modified By
Hicks Transload - 6-6-22 Schedule.pdf	8 hours ago	Douglas Campbell

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Survey**

Name	Modified	Modified By
21-561 Hicks Highway 80 2021.11.03.pdf	November 3, 2021	Charles Margiotta
Draft ALTA Survey - Hicks.pdf	December 2, 2021	Charles Margiotta
Survey Draft 10318321.pdf	October 22, 2021	Charles Margiotta
Topo SUrvey - Hicks Hwy 80 topo 2022.04.07.pdf	April 7	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Title**

Name	Modified	Modified By
Hicks	March 22	Charles Margiotta
Lax	March 22	Charles Margiotta
McNamara	March 22	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > Title > **Hicks**

Name	Modified	Modified By
Hicks - Title Commitment and Exceptions.pdf	December 2, 2021	Charles Margiotta
Hicks chain of title - 11.24.2021.pdf	November 24, 2021	Charles Margiotta
Hicks chain of title.pdf	October 25, 2021	Charles Margiotta
Hicks Easements - 11.24.2022.pdf	November 24, 2021	Charles Margiotta
Hicks Easements.pdf	October 25, 2021	Charles Margiotta
Hicks Tax Map and Plats- 11.24.2021.pdf	November 24, 2021	Charles Margiotta
Hicks Tax Map and Plats.pdf	October 25, 2021	Charles Margiotta
Owner's Title Policy - Hicks.pdf	March 23	Kaylee Martin
Recorded Limited Warranty Deed - Hicks.pdf	March 23	Kaylee Martin

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > Title > **Lax**

Name	Modified	Modified By
Corrective Executor's Deed - Lax.pdf	December 28, 2021	Kaylee Martin
Lax - Title Commitment and Exceptions.pdf	December 2, 2021	Charles Margiotta
Lax Loans.pdf	November 24, 2021	Charles Margiotta
Lax Maps.pdf	November 24, 2021	Charles Margiotta
Lax Title.pdf	November 24, 2021	Charles Margiotta
Owner's Title Policy - Lax.pdf	March 23	Kaylee Martin
Recorded Limited Warranty Deed - Lax.pdf	March 23	Kaylee Martin
Scrivener's Affidavit - Lax.pdf	December 29, 2021	Kaylee Martin

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > Title > **McNamara**

Name	Modified	Modified By
McNamara Maps.pdf	November 24, 2021	Charles Margiotta
McNamara Private Road Maintenance Agreement.pdf	November 24, 2021	Charles Margiotta
McNamara Security Deed.pdf	November 24, 2021	Charles Margiotta
McNamara Title.pdf	November 24, 2021	Charles Margiotta
Owner's Title Policy - McNamara.pdf	March 23	Kaylee Martin
Recorded Limited Warranty - McNamara.pdf	March 23	Kaylee Martin
Scrivener's Affidavit - McNamara.pdf	December 16, 2021	Kaylee Martin
Title Commitment - McNamara.pdf	December 7, 2021	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Wetlands**

Name	Modified	Modified By
21-561.000 Hicks Wetland Impact Exhibits 1.27.22.pdf	January 27	Charles Margiotta
Mitigation Credits 98k Georgia Flanders LLC Hicks.pdf	8 hours ago	Douglas Campbell
NWP PCN Inlight - csg signed.pdf	December 22, 2021	Charles Margiotta
NWP PCN Inlight b - csg signed.pdf	December 22, 2021	Charles Margiotta
NWP PCN Inlight c - csg signed.pdf	December 22, 2021	Charles Margiotta
NWP PCN Inlight h.pdf	December 22, 2021	Charles Margiotta
NWP PCN Inlight i.pdf	December 22, 2021	Charles Margiotta
Statement of Credit Availability_1_24_22.pdf	February 9	Charles Margiotta
Yam Grandy_SoCA_InLightREPartners_012122.pdf	February 9	Charles Margiotta

Investments > Owned Investments > Georgia > Savannah > Hicks Tract > Forward > DD For Buyer > **Will-Serve**

Name	Modified	Modified By
4833 Old Louisville Rd - Availability.pdf	December 30, 2021	Charles Margiotta
4833 Old Louisville Rd.docx	December 30, 2021	Charles Margiotta
AvailabilityOfServiceLetterCCI 4833 OldLouisville.pdf	December 30, 2021	Charles Margiotta
FW Data Communications Availability.msg	December 30, 2021	Charles Margiotta
LOA_4833OldLouisvilleRd.docx	December 30, 2021	Charles Margiotta

EXHIBIT G

Entitlements

OBTAINED:

1.	Garden City: Planning Commission Approval dated December 15, 2021.

2.	Erosion Control Permit: GASWCC/ESPCP dated March 22, 2022.

3.	Land Disturbance Activity (DLA) Permit/Clearing/Grading dated March 18, 2022.

TO BE OBTAINED:

1.	Site Development Permit (Full Civil Approval): Garden City.

2.	Nationwide Wetland Permit (NWP): ACOE.

3.	Building Permit: Garden City.

4.	Driveway Permit (Curb Cut – Hwy 80): GDOT.

5.	Easement Encroachment Agreement: Georgia Power.

6.	Lighting Agreement (Site Lighting): Georgia Power.

EXHIBIT H-1

Close-Out Materials

Close-Out Materials shall include, without limitation, the following items:

i.

the Design Builder’s final application for payment AIA G702 and 703, certified by the Design Builder in the amount equal to the full amount to complete the construction of the Project pursuant to the Plans and Specifications less the cost of any Punch List Items (which Punch List Items shall not total more than $150,000 in the aggregate to complete);

ii.	the Certificate of Substantial Completion;

iii.

final regulatory sign-offs and approvals as required by zoning, code and law (e.g., elevator/escalator certificates, department of health, parking/garage permits, etc.), as applicable, if necessary for obtaining the temporary certificate of occupancy;

iv.	evidence of final zoning/planning/parking/traffic sign-off, as applicable, if local ordinances require such approval for obtaining the temporary certificate of occupancy;

v.	consent of surety (if applicable) to final release of retainage other than with respect to the Punch List Items (e.g., AIA G707);

vi.	contractor’s affidavit of payment of debts and claims other than with respect to the Punch List Items (e.g., AIA G706);

vii.

final unconditional releases and waivers of lien from the Design Builder (e.g., AIA G706A), subcontractors, material suppliers or any project participant with mechanic’s lien rights other than with respect to the Punch List Items (provided that any conditional releases are subject only to payment which would be made through Closing escrow);

viii.	testing and inspection agencies’ final summary report and compliance letter(s) as applicable, if necessary for obtaining the temporary certificate of occupancy;

ix.

operating and maintenance manuals including approved submittals, manufacturers product information, and maintenance recommendations and requirements to the extent available for the Project (other than with respect to the Punch List Items);

x.	comprehensive listing of all warranties and guarantees, along with all warranty certificates and other documentation for the Project (other than with respect to the Punch List Items);

xi.	list of excess material as stored on site;

xii.	complete inventory of all personal property (furniture, fixtures and equipment) installed at the Property;

xiii.	as-built drawings or record drawings in PDF format utilizing background drawings as provided by the civil engineer or architect of record and including all as-built conditions; and

xiv.

final building measurements, certified by the architect of record, including gross square footage and rentable square footages and using industry typical measurement standards and measurement categories (e.g., BOMA);

xv.

an “as-built” survey of the Land and the Project (including, without limitation, the buildings, improvements and other structures located on the Land), prepared at the sole cost and expense of Buyer, dated not earlier than thirty (30) days prior to the Final Completion Date, complying with the ALTA and NSPS Minimum Standard Detail Requirements for Land Title Surveys, including those items in Table A, Optional Survey Responsibilities and Specifications, reasonably required by Buyer, and accompanied by a surveyor’s certificate in the form reasonably acceptable to Buyer (the “As-Built Survey”), which As-Built Survey shall show (x) no encumbrances on or against the Land other than (A) those existing on the date hereof which are set forth on Schedule B of that certain pro forma title insurance policy issued by Chicago Title Insurance Company under Title No. 221374GA, respectively, and (B) those granted or approved by Buyer after the date hereof in its sole and absolute discretion or otherwise permitted pursuant to this Agreement, and (y) no encroachments of any structures or improvements onto adjoining property or areas encumbered by easements in violation of the terms of such easements.

EXHIBIT H-2

Punch List Close-Out Materials

Punch List Close-Out Materials shall include, without limitation, the following items:

i.	the Design Builder’s final application for payment AIA G702 and 703, certified by the Design Builder with respect to the Punch List Items;

ii.	the Certificate of Final Completion;

iii.	final regulatory sign-offs and approvals as required by zoning, code and law (e.g., elevator/escalator certificates, department of health, parking/garage permits, etc.);

iv.	evidence of final zoning/planning/parking/traffic sign-off, as applicable, if local ordinances require such approval in addition to the certificate of occupancy;

v.	consent of surety (if applicable) to final release of retainage (e.g., AIA G707) with respect to the Punch List Items;

vi.	contractor’s affidavit of payment of debts and claims (e.g., AIA G706) with respect to the Punch List Items;

vii.

final unconditional releases and waivers of lien from the Design Builder (e.g., AIA G706A), subcontractors, material suppliers or any project participant with mechanic’s lien rights (provided that any conditional releases are subject only to payment which would be made through release of the Escrow Funds);

viii.	operating and maintenance manuals including approved submittals, manufacturers product information, and maintenance recommendations and requirements to the extent available for the Project;

ix.	comprehensive listing of all warranties and guarantees, along with all warranty certificates and other documentation;

x.	list of excess material as stored on site; and

xi.	complete inventory of all personal property (furniture, fixtures and equipment) installed at the Property.

EXHIBIT I

Project Schedule

Mobilization: May 31, 2022

Building Pad Turnover: August 31, 2022

Title Panel Erection: November 15, 2022

Structural Steel Erection: December 31, 2022

Roof Completion: January 31, 2023

Substantial Completion: May 31, 2023

EXHIBIT J

Form of Memorandum of Agreement

This instrument prepared by

and upon recording return to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attn: Edward M. Rishty, Esq.

(212) 909-6599

Property Appraisers Parcel

Identification Number(s): [                                ]

MEMORANDUM OF PURCHASE AND SALE AGREEMENT

THIS MEMORANDUM OF PURCHASE AND SALE AGREEMENT (this “Memorandum”) is made and given this         day of                 , 2022, by and between by and between OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited liability company (“Seller”), and SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated as of the date hereof (the “Agreement”) for that certain land (the “Land”) described in Exhibit A, together with all improvements now or hereafter located on the Land (collectively, the “Improvements”) (the Land and Improvements, collectively, the “Real Property”).

WHEREAS, Seller and Buyer desire to create record notice of the aforesaid Agreement in order that third parties will have notice of the existence of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein and contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. This Memorandum is executed, delivered and recorded to create record notice of the Agreement in order that third parties will have notice of the existence of the Agreement.

2. Seller and Buyer hereby agree that this Memorandum shall be recorded in the land records of Chatham County, Georgia.

3. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one Memorandum.

4. This Memorandum is subject to all of the terms, conditions and understandings set forth in the Agreement, which are incorporated herein by reference and made a part hereof, as though copied verbatim herein. This Memorandum is a short form for recording purposes only, and is not a complete summary of the Agreement. It is expressly understood and agreed by Seller and Buyer that the sole purpose of this Memorandum is to give record notice of the Agreement; it being distinctly understood and agreed that said Agreement constitutes the entire agreement between Seller and Buyer with respect to the Real Property and is hereby incorporated by reference. The Agreement contains and sets forth additional rights, terms, conditions, duties and obligations not enumerated within this Memorandum. This Memorandum is for information purposes only and nothing contained herein may be deemed in any way to modify or vary any of the terms or conditions of the Agreement. In the event of any inconsistency between the terms of the Agreement and this Memorandum, the terms of the Agreement shall control.

5. This Memorandum is binding and inures to the benefit of the parties thereto and their respective permitted successors and assigns (other than any construction lender in connection with the Construction Loan (as defined in the Agreement)). This Memorandum shall constitute covenants running with the Real Property so as to bind any party who in the future acquires any interest therein (other than any construction lender in connection with the Construction Loan).

6. Upon Closing (as defined in the Agreement), this Memorandum shall automatically terminate and be of no further force or effect; provided, however, Seller and Buyer agree to promptly execute and record a release of this Memorandum at any time following Closing.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Memorandum as of the day and year first above written.

SELLER:

OLD LOUISVILLE SAVANNAH
Signed, sealed, and delivered	PROPCO, LLC,
in the presence of:	a Delaware limited liability company

	By:	(SEAL)
Unofficial Witness		Name: Title:

Notary Public

My commission expires:

[Notarial Seal]

[SIGNATURE PAGE FOLLOWS]

BUYER:

SAVANNAH TERMINAL REALTY
Signed, sealed, and delivered	COMPANY LLC, a Delaware limited
in the presence of:	liability company

	By:	(SEAL)
Name:
Unofficial Witness		Title:

Notary Public

My commission expires:

[Notarial Seal]

EXHIBIT A

Land

EXHIBIT K

Form of Limited Warranty Deed

AFTER RECORDING RETURN TO:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attn: Edward M. Rishty, Esq.

(212) 909-6599

Property Appraisers Parcel

Identification Number(s): [                                    ]

LIMITED WARRANTY DEED

THIS INDENTURE is made this          day of              20    , between OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited lability company (“Grantor”), and SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“Grantee”).

WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey unto Grantee all that tract or parcel of land described on Exhibit “A” attached hereto and made a part hereof (together with all improvements, appurtenances, rights, easements and rights-of-way incident thereto, the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

This instrument is expressly made subject to the matters set forth in Exhibit “B” attached hereto and made a part hereof.

The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has signed and sealed this Limited Warranty Deed on the day and year first above written.

GRANTOR:
Signed, sealed, and delivered	OLD LOUISVILLE SAVANNAH PROPCO, LLC,
in the presence of:	a Delaware limited liability company

	By:	(SEAL)
Unofficial Witness		Name:
Title:

Notary Public

My commission expires:

[Notarial Seal]

[Add EXHIBIT “A” and EXHIBIT “B”]

EXHIBIT L

Form of Assignment

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made as of the          day of                     , 20     (the “Effective Date”), by and between by and between OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited liability company (“Assignor”), and SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a) All right, title and interest of Assignor in and to all tangible personal property (“Personalty”) set forth in the inventory on Exhibit A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in Chatham County, Georgia, as more particularly described in Exhibit B attached hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Leases (as defined below).

(b) All right, title and interest of Assignor in and to those certain leases described on Exhibit C attached hereto and made a part hereof (the “Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Leases.

(c) To the extent assignable, all right, title and interest of Assignor in and to those certain contracts and license agreements set forth on Exhibit D attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services (collectively, the “Contracts”).

2. This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase and Sale Agreement dated as of                                  , 2022, between Assignor and Assignee (the “Purchase Agreement”), providing for, among other things, the conveyance of the Personalty, the Leases and the Contracts.

3. Assignee hereby accepts the assignment of the Personalty, the Leases and the Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the Effective Date.

4. This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts by facsimile, pdf or other electronic means (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.

ASSIGNOR:

OLD LOUISVILLE SAVANNAH
PROPCO, LLC,
a Delaware limited liability company

By:	(SEAL)
Name:
Title:

[SIGNATURE PAGE FOLLOWS]

ASSIGNEE:

SAVANNAH TERMINAL REALTY
COMPANY LLC, a Delaware limited
liability company

By:	(SEAL)
Name:
Title:

Exhibit A         Personalty

Exhibit B         Real Property

Exhibit C         Tenant Leases

Exhibit D         Contracts

EXHIBIT M

Form of Seller’s Affidavit

STATE OF GEORGIA

COUNTY OF

On this day personally appeared before me, the undersigned authority,                      (“Deponent”), of                     , a                      (the “Seller”), who being first duly sworn, deposes and says:

1. That, to Seller’s knowledge, the Seller is the owner of the property legally described in Exhibit A, attached hereto (the “Property”), and Deponent is the                      of Seller, and as such is familiar with the matters set forth herein and is authorized to make this affidavit.

2. That, to Seller’s knowledge, the Property is free and clear of any encumbrances or any security deeds, mortgages, restrictions, easements, claims of easements, encroachments, ways or rights of use, whether existing of record or otherwise, that could in any way affect the title to the Property, or constitute a lien thereon, except for those matters listed on Exhibit B, which is attached hereto and incorporated herein by this reference.

3. That, to Seller’s knowledge, there is no outstanding indebtedness for equipment, appliances or other fixtures attached to the Property.

4. That, to Seller’s knowledge, there are no disputes concerning the lines and corners of the Property.

5. That, to Seller’s knowledge, there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against the Seller, either in the county where the Property is located or in any other county in the State of Georgia or elsewhere which affect title to the Property.

6. That no repairs or improvements have been made to the Property within the last ninety-five (95) days at the request of Seller, other than those for which all costs for labor, material and services incurred in connection therewith have been paid in full, and no mechanic, materialman, laborer, or other party claims or has the right to claim any lien against the Property by virtue thereof.

7. That, to Seller’s knowledge, all real estate taxes, special assessments, water and sewer charges and management fees, if any, are fully paid.

8. That, to Seller’s knowledge, Seller has been in open notorious, adverse and peaceful possession of the Property and that the undersigned deponent knows of no adverse claim to this title to the Property.

9. That, to Seller’s knowledge, there are no persons or other parties in possession of the Property, nor do any persons or parties have any right or claim to possession of the Property extending beyond the date of this Seller’s Affidavit, other than as set forth on Exhibit E, which is attached hereto and incorporated herein by this reference.1

10. That the only broker engaged by Seller for the purchase and sale of the Property, if any, will be paid in full at closing.

11. That this Affidavit is made for the purposes of inducing Chicago Title Insurance Company to issue a title insurance policy in connection with the sale of the Property and to induce                      to purchase the Property.

[SIGNATURE PAGE FOLLOWS.]

[1]	To be revised if leases are in place.

[SIGNATURE PAGE TO SELLER’S AFFIDAVIT]

[ ], a [ ]

By:
Name:
Title:

STATE OF

COUNTY OF

SWORN TO AND SUBSCRIBED before me this      day of                     , 2022, by                     . S/he ☐ is personally known to me or ☐ has produced a driver’s license as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)

Exhibit A

Legal Description

[To be inserted.]

Exhibit B

Liens and Encumbrances

[To be inserted based on final commitment.]

EXHIBIT N

Form of FIRPTA

FIRPTA CERTIFICATE

Transferor’s Certification of Non-Foreign Status

Section 1445 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Savannah Terminal Realty Company LLC, a Delaware limited liability company (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by [                    ], a [                    ] (“Transferor”), to Transferee on [                    , 2022], the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations thereunder);

2. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations. Transferor is the [                    ] of [                    ], which is the [                    ] of OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited liability company, which is the fee owner of the real property which is the subject of this certificate;

3. Transferor’s U.S. employer identification number is [                    ]; and

4. Transferor’s office address is: [                    ].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[Signature page follows.]

[ ,]
Signed, sealed and delivered in the		a [ ]
presence of:

	By:		(Seal)
Witness	Name:	[ ]
	Its:	[ ]

Notary Public

My commission expires:

[AFFIX NOTARIAL SEAL OR STAMP]

EXHIBIT O

Form of Closing Certificate

SELLER’S CLOSING CERTIFICATE

OLD LOUISVILLE SAVANNAH PROPCO, LLC, a Delaware limited liability company (“Seller”), is delivering this certificate pursuant to Section 12(a)(v) of that certain Purchase and Sale Agreement, dated as of                      , 2022, by and between Seller and SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“Buyer”) (the “Purchase Agreement”).

Seller hereby certifies to Buyer that[, except as set forth on Schedule 1], Seller’s representations and warranties set forth in Section 17(a) of the Purchase Agreement are true and correct in all material respects as of the date hereof.

OLD LOUISVILLE SAVANNAH PROPCO, LLC,
a Delaware limited liability company

By:		(SEAL)
Name:
Title:

EXHIBIT P

Form of Notice to Tenants

                    , 202

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

[                    ]

[                    ]

[                    ]

[                    ]

Re:	Transfer of Ownership

Dear Tenant:

Please be advised that as of                     , 202     (the “Effective Date”), the building located at [                    ] has been sold to SAVANNAH TERMINAL REALTY COMPANY LLC, a Delaware limited liability company (“New Owner”).

In accordance with the terms of your lease, all notices, rental payments, and other sums due to the landlord are to be sent and/or made payable to New Owner at the following address until otherwise notified:

Rent to:	Legal Notices to:

Under your lease, you maintain insurance naming the landlord as an additional insured. Please have such policies endorsed to name New Owner as additional insured.

I would like to wish each of you continued success and sincerely appreciate your past patronage.

Very truly yours,

[ ],
[ ]

By:
Name:
Title: